Exhibit 10.25

OFFICE/WAREHOUSE LEASE

SUMMARY OF BASIC LEASE TERMS

1.	Tenant Surefire Medical, Inc.

2.	Building.

(a)	Name: Business Center at Westminster Mall

(b)	Approximate Total Floor Area: 122411 square feet

3.	Demised Premises.

(a)	Approximate Total Floor Area: 20,840 square feet

(b)	Address: 6262 & 6272 W. 91st Avenue, Westminster, Colorado 80030

4.	Initial Lease Term.

(a)	Period: Five (5) years, five (5) months and zero (0) days (plus the remainder of any incomplete month as provided in Section 2.2 of this Lease)

(b)	Commencement Date: May 1, 2014, subject to Landlord Delay as expressly provided in Section 13 of the Work Letter to this Lease.

5.	Basic Rent

Lease Term	Rental Rate	Annual Basic Rent	Monthly Basic Rent
05/01/14 — 09/30/14	$0.00/SF/Yr/NNN	$0.00/Yr	$0.00/Mo
10/01/14 — 09/30/15	$6.50/SF/Yr/NNN	$97,500.00/Yr	$8,125.00/Mo
10/01/15 — 04/30/16	$6.75/SF/Yr/NNN	$101,250.00/Yr	$8,437.50/Mo
05/01/16 — 09/30/16	$6.75/SF/Yr/NNN	$140,670.00/Yr	$11,722.50/Mo
10/01/16 — 09/30/17	$7.00/SF/Yr/NNN	$145,880.04/Yr	$12,156.67/Mo
10/01/17 — 09/30/18	$7.25/SF/Yr/NNN	$151,089.96/Yr	$12,590.83/Mo
10/01/18 — 09/30/19	$7.50/SF/Yr/NNN	$156,300.00/Yr	$13,025.00/Mo

NOTE:	The period from May 1, 2014 through September 30, 2014 is subject to the Full Rental Abatement, as provided in the Addendum.

NOTE:	The period from October 1, 2014 through April 30, 2016 is subject to the Partial Rental Abatement, and the Basic Rent and Additional Rent for such period is based on 15,000 square feet of Floor Area, as provided in the Addendum.

NOTE:	Notwithstanding the foregoing, if the Commencement Date is delayed as expressly provided in Section 8(b) of the Work Letter to this Lease, then the Full Rental Abatement and the Partial Rental Abatement shall be delayed in accordance with Section 8(b) of the Work Letter to this Lease.

6.	Additional Rent

(a)	Initial Monthly Deposit for Taxes, Landlord’s Insurance and Common Facilities Charges: $5,904.67

(b)	Tenant’s Pm Rata Share (for Additional Rent): 17.02%

7.	Initial Monthly Payment Due (for Basic Rent and Additional Rent): $14,029.67 per month

8.	Security Deposit Amount (a) cash deposit of $18,930.00; and (b) the Letter of Credit in the amount of $250,000.00 as provided in the Addendum

9.	Address for Notices and Payments to Landlord:

Colorado Industrial Portfolio LLC

c/o Etkin Johnson Company LLC

1512 Larimer Street, Suite 325

Denver, Colorado 80202

Landlord’s Initials     /s/ DJ

Tenant’s Initials     /s/ RH

10.	Address for Notices to Tenant

Prior to the Commencement Date:

Surefire Medical, Inc.

Attn: CFO

8601 Turnpike Drive, Suite 206

Westminster, CO 80011

After the Commencement Date:

Attn: CFO

Surefire Medical, Inc.

6272 W 91st Avenue

Westminster, CO 80030

11.	Address for Billings to Tenant

Prior to the Commencement Date:

Surefire Medical, inc.

Attn: CFO

8601 Turnpike Drive, Suite 206

Westminster, CO 80031

After the Commencement Date:

Surefire Medical, Inc.

Attn: CFO

6272 W 91st Avenue

Westminster, CO 80030

12.	Permitted Use(s) by Tenant general office, administrative, research and development, light manufacturing, assembly and warehouse purposes and any other legally permitted use approved by Landlord

13.	Broker(s):

(a)	Landlord is represented by Etkin-Johnson Group LLC, which is acting as Landlord’s Broker

(b)	Tenant is represented by CBRE, Inc., which is acting as Tenant’s Broker

14.	Parking: Fifty-three (53) unassigned parking spaces

15.	Guarantor. N/A

Landlord’s Initials     /s/ DJ

Tenant’s Initials     /s/ RH

OFFICE/WAREHOUSE LEASE

This Lease (“Lease”) is made this 4th day of February, 2014, between COLORADO INDUSTRIAL PORTFOLIO LLC, a Colorado limited liability company (“Landlord”), and SUREFIRE MEDICAL, INC., a Delaware Corporation (“Tenant”).

1.	DEMISE.

1.1            Demise. Landlord enters into this Lease in consideration of the payment by Tenant of the rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements of Tenant herein contained. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Demised Premises as hereinafter defined, for the Lease Term as hereinafter defined, subject to existing covenants, conditions, restrictions, easements and encumbrances affecting the same.

1.2            Demised Premises. The “Demised Premises” shall mean the space to be occupied by Tenant as depicted on Exhibit B attached hereto. The depiction of the Demised Premises on Exhibit B contains approximately the number of square feet of gross floor area (“Floor Area”) set forth in the Summary, which depiction is herein referred to as the “Space Plan “ The Demised Premises contains approximately the Floor Area set forth in the Summary. The address of the Demised Premises is the address set forth in the Summary.

1.3            Definitions. “Land” shall mean the parcel of real property more particularly described as the Land in Exhibit A attached hereto. “Building” shall mean the building or buildings containing the Demised Premises, which is constructed on the Land and contains approximately the Floor Area set forth on the Summary. If there is more than one building constructed on the Land, the term “Building” shall mean collectively all buildings constructed upon the Land. “Improvements” shall mean the Building, the Parking Area as hereinafter defined, and all other fixtures and improvements owned by Landlord on the Land, including landscaping thereon. “Property” shall mean the Land, the Building and the Improvements and any fixtures and personal property used in operation and maintenance of the Land, Building and Improvements other than fixtures and personal property of Tenant and other users of space in the Building. The term “Lease” shall mean this Lease, the Work Letter, the Addendum and all exhibits and schedules attached to the foregoing.

1.4            Common Facilities. Tenant is hereby granted the non-exclusive right and license to use, in common with others entitled to such use, the Common Facilities and the Reserved Areas, as it from time to time exists, subject to the rights of Landlord reserved herein. Tenant shall not interfere, at any time, with the rights of Landlord and others entitled to use any part of the Common Facilities, and shall not store, either permanently or temporarily, any materials, supplies or equipment in or on the Common Facilities. “Common Facilities” shall mean all of the Property except (a) the Demised Premises, (b) any other premises in the Building leased or held for lease to other tenants, and (c) any areas reserved by Landlord for special purposes (including, without limitation, satellite dishes and generators), as determined by Landlord from time to time. Common Facilities shall include the Parking Area, any walks and driveways, any other interior and exterior areas designated by Landlord from time to time for common us of Tenant and other users of space in the Building. “Parking Area” shall mean that portion of the Common Facilities which is or is to be paved and otherwise unproved for the parking of motor vehicles, as designated by Landlord from time to time. Landlord reserves the right to use the root the demising floors, walls and ceilings, and the exterior walls of the Demised Premises and the Building, and all telecommunications and utilities chases, ducts or other passageways located within the Demised Premises or the Building (“Reserved Area”). The installation of any telecommunications, data, utility or other wires, cables or other equipment or facilities in the Reserved Area by Tenant or for use by Tenant shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Landlord shall be entitled to charge Tenant for any costs related thereto.

1.5            Covenant of Quiet Enjoyment. Landlord covenants and agrees that, provided a Default by Tenant has not occurred, and provided that Tenant keeps, observes and performs its covenants and agreements contained in this Lease, Tenant shall have quiet possession of the Demised Premises and such possession shall not be disturbed or interfered with by Landlord. Landlord shall under no circumstances be held responsible for restriction or disruption of use, enjoyment or access to the Property from public streets caused by construction work or other actions taken by governmental authorities or other tenants (their employees, agents, visitors, contractors or invitees), or any entry or work by Landlord in the Demised Premises authorized under this Lease, or any other cause not entirely within Landlord’s direct control, and such circumstances shall not constitute a constructive eviction of Tenant nor give rise to any right of Tenant against Landlord.

1.6            Condition of Demised Premises. Except for any improvements expressly required to be constructed by Landlord pursuant to the Addendum to this Lease, and the Work Letter and as otherwise expressly provided in this Lease, Tenant covenants and agrees that, upon taking possession of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises “as is” and Tenant shall be deemed to have waived any warranty of condition or habitability, suitability for occupancy, use or habitation, fitness for a particular purpose or merchantability, express or implied, relating to the Demised Premises. Without limiting Landlord’s maintenance and repair obligations expressly provided in this Lease, Tenant’s acceptance of the Demised Premises shall constitute its acknowledgment that the Demised Premises was in good condition, order and repair at the time of such acceptance including, without limitation, all mechanical and electrical systems. Landlord, at its sole cost and expense, shall perform any maintenance and repair of the HVAC, water, sewer, electric and other building systems serving the Demised Premises in order to put such building systems in good working order as of the Commencement Date and for a period of one hundred eighty (180) days thereafter (except for repair or maintenance of any damage caused by the acts or omissions of Tenant or Tenant’s Agents, which repair and maintenance shall be the responsibility of Tenant and provided that ordinary maintenance and repairs of such building systems shall be a part of the Common Facilities Charges).

2.	LEASE TERM AND RENT.

2.1            Lease Term. “Initial Lease Term” shall mean the period of time specified in the Summary commencing at noon on the commencement date specified in the Summary (“Commencement Date”) and expiring at noon on the last day of the calendar month falling on or after the time period described in the Summary (the Initial Lease Term together with any extensions thereof is herein referred to as the “Lease Term”). If for any reason Landlord has been unable to deliver possession of the Demised Premises to Tenant on or before the Commencement Date of the Lease Term, then the Lease Term and all other applicable deadlines shall be delayed in their entirety until Landlord has delivered possession of the Demised Premises to Tenant, which shall be the sole and exclusive remedy of Tenant for any such delay and in lieu of any damages or awards. Except as expressly provided in this Lease, in no event shall Landlord be liable to Tenant for any loss or damage and in no event shall this Lease be void or voidable as a result of any such delay. If Landlord grants access or occupancy of the Demised Premises prior to the Commencement Date of the Lease Term or Tenant otherwise enters the Demised Premises for any reason whatsoever, Tenant’s access, occupancy and entry shall be subject to all terms and conditions of this Lease, except that Tenant shall not be obligated to pay Rent, including Basic Rent, Taxes, Landlord’s Insurance or Common Facilities Charges or utilities (except as otherwise provided in Section 2 of the Addendum to the Lease) until the Commencement Date of this Lease Term.

2.2            Basic Rent. Tenant covenants and agrees to pay to Landlord, without offset, reduction, deduction, counterclaim or abatement, basic rent for the Lease Term in the amount specified as basic relit in the Summary (``Basic Rent”). The term “Year 1” and subsequent Years as described in the Summary shall mean: (a) as to Year 1, the period of time beginning on the Commencement Date of the Lease Term and ending upon the last day of the calendar month falling on or after the first anniversary of the Lease Term; and (b) for subsequent Years, the corresponding period of time commencing upon the expiration of the previous Year and ending one (1) year thereafter. Basic Rent shall be payable monthly in advance, without notice, in equal installments in the amount of monthly rent specified in the Summary. The first such monthly installment shall be due and payable upon execution hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited in the Summary during the Lease Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated based on a thirty (30) day month. Basic Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified in the Summary, or such other place as Landlord may, from time to time, designate in writing.

2.3            Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” shall mean the percentage set forth in the Summary as Tenant’s Pro Rata Share which is the percentage derived by dividing the approximate Floor Area of the Demised Premises, as initially set forth in the Summary, by the approximate Floor Area of the Building (which includes all buildings on the Property), as initially set forth in the Summary. Landlord and Tenant agree that such approximations of Floor Area of the Demised Premises and the Building are reasonable, and that the calculations of Basic Rent and Tenant’s Pro Rata Share based on such approximations are not subject to revision under any circumstances, except as expressly provided in this Section 2.3. If the Floor Area of the Demised Premises or the Building are ever remeasured, the result may only be used to adjust the identification thereof, and neither Landlord nor Tenant shall be entitled to claim an increase or decrease in the amount of the Monthly Basic Rent specified in the Summary or the amount of Tenant’s Pro Rata Share specified in the Summary based upon such re-measurement.

2.4            Monthly Deposits. Tenant shall pay to Landlord, as a monthly deposit (“Monthly Deposit’), in advance, without notice, on each day that payment of Basic Rent is due, an amount equal to 1/12th of Landlord’s estimate of Tenant’s Pro Rata Share of Taxes (defined in Section 2.7), Property Insurance (defined in Section 2.8) and Liability Insurance (defined in Section 2.8) (such Property Insurance and Liability Insurance are collectively referred to herein as “Landlord’s Insurance”), and Common Facilities Charges (defined in Section 3.2). Landlord shall be entitled to adjust the amount of the Monthly Deposit from time to time. Following the end of each calendar year of the Lease Term, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance, and Common Facilities Charges for the previous calendar year (“Statement’). If Landlord determines that the actual amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance, and Common Facilities Charges for the previous calendar year exceeds the Monthly Deposits for such previous calendar year, Tenant shall pay to Landlord, within thirty (30) days after receipt of the Statement, such deficiency in the amount reflected in the Statement. If Landlord determines that the Monthly Deposits exceeded the actual amount of Tenant’s Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges for the previous calendar year, the excess amount shall, at Tenant’s option, either be paid to Tenant or credited against future Monthly Deposits or against Basic Rent or Additional Rent. If Tenant disputes any Statement submitted by Landlord, including the estimated Monthly Deposits, Tenant shall give Landlord written notice of such dispute within sixty (60) days after Landlord provides the Statement to Tenant If Tenant does not give Landlord timely written notice, Tenant waives its right to dispute that particular Statement and Tenant shall be deemed to have accepted the calculation of the Taxes, Landlord’s Insurance and Common Facilities Charges and Tenant’s Pro Rata Share thereof for such calendar year.

2.5            Security Deposit. Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord the amount specified as a security deposit in the Summary (“Security Deposit’). The Security Deposit shall be retained by Landlord and may be applied by Landlord, to the extent necessary, to pay and cover any loss, cost, damage or expense, including attorneys’ fees sustained by Landlord by reason of the failure of Tenant to comply with any provision, covenant or agreement of Tenant contained in this Lease, in each case if such failure continues beyond applicable notice and cure periods. To the extent not necessary to cover such loss, cost, damage or expense, the Security Deposit, without any interest thereon, shall be returned to Tenant within thirty (30) days after the expiration of the Lease Term or as may be otherwise provided by law. Tenant shall, from time to time, promptly upon written demand and explanation thereof deposit with Landlord such amounts as may be necessary to replenish the Security Deposit to its original amount.

2.6            General Provisions as to Monthly Deposits and Security Deposit. Landlord may commingle the Security Deposit or Monthly Deposits with Landlord’s own funds and use such funds as Landlord determines. In no event shall Landlord be required to hold such funds in escrow or trust for Tenant Landlord shall not be obligated to pay interest to Tenant on account of the Monthly Deposits and Security Deposit In the event of a transfer by Landlord of Landlord’s interest in the Demised Premises, Landlord shall deliver the remaining balance of any Monthly Deposits and Security Deposit to the transferee of Landlord’s interest and, upon the written assumption of this Lease by such transferee, Landlord shall thereupon be discharged from any further liability to Tenant with respect to such Monthly Deposits and Security Deposit In the event of a Transfer (as defined in Section 4.5) by Tenant of Tenant’s interest in this Lease, Landlord shall be entitled to return the Monthly Deposits and Security Deposit to Tenant’s successor in interest and Landlord shall thereupon be discharged from any further liability with respect to the Monthly Deposits and Security Deposit.

2.7            Taxes. Tenant covenants and agrees to pay Tenant’s Pro Rata. Share of Taxes, as hereinafter defined, which accrue during or are attributable to the Lease Term. ‘Taxes” shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property, or any part thereof or upon any building, improvements or personal property at any time situated thereon. Taxes shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires, except as hereinafter provided. Tenant’s obligation to pay Tenant’s Pro Rata Share of Taxes shall include any Taxes of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property, if such tax shall be based upon or arise out of the ownership, use or operation of the Property or the rents received therefrom, other than income taxes or estate taxes of Landlord. Landlord shall have the sole right to contest any Taxes. Notwithstanding anything to the contrary herein, Taxes shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) imposed on land and improvements other than the Property; (c) attributable to Landlord’s net income, inheritance, gift, transfer, net worth, intangibles, franchise, estate or state taxes; (d) with respect to special assessments only, in excess of the amount which would be payable if such special assessment were paid in installments over the longest permitted term or (e) resulting from a change of ownership or transfer of any or all of the Property or the improvement of any of the Property for the sole use of other occupants, except any increases in Taxes with respect thereto due to the periodic statutory reassessment of the Property (which currently occurs every two (2) years in Colorado).

2.8            Landlord’s Insurance. Landlord covenants and agrees to maintain property insurance (“Property Insurance”) for the Building, including but not limited to, the shell and core of the Building and the Demised Premises, in such amounts, from such company, with such deductible and on such terms and conditions as Landlord deems appropriate. Landlord’s Property Insurance must be as broad as ISO Causes of Loss -Special Form- against risks of direct physical loss or damage (commonly known as “all risk”) for an amount adequate to replace, and at replacement cost coverage, the Building, including but not limited to, the shell and core of the Building and the Demised Premises. In addition, Landlord covenants and agrees to maintain a Commercial General Liability Policy (“Liability Insurance”) covering the Common Facilities of the Property in such amounts, from such company, with such deductible and on such terms and conditions as Landlord deems appropriate in its sole and absolute discretion. Liability Insurance and Property Insurance obtained by Landlord need not name Tenant as an additional insured or loss payee, but at Landlord’s directive may name any Mortgagee as an additional insured as their interests may appear. Tenant covenants and agrees to pay its Pro Rata Share of the cost of the Liability Insurance and Property Insurance obtained by the Landlord and its Pro Rata Share of the cost of any deductible up to $25,000.00 per occurrence under Liability Insurance or Property Insurance.

2.9            Tenant’s Insurance. (a) Tenant covenants and agrees to obtain and maintain throughout the Lease Term, Property Insurance. Such insurance coverage must be as broad as ISO Causes of Loss -Special Form- against risks of direct physical loss or damage (commonly known as “all risk’) for an amount adequate to replace, and at replacement cost coverage, all of Tenant’s equipment, fixtures, improvements and Business Personal Property. Coverage should also be extended to include Business Income and Extra Expense to the benefit of Tenant Landlord and its property manager assume and have no responsibility to determine adequate Property values for Tenant; (b) Tenant covenants and agrees to maintain throughout the Lease Term, a Commercial General Liability Insurance policy. Coverage must include protection against bodily injury (up to and including death), property damage, personal injury, fire legal liability, and medical payment coverage issued by an insurance company qualified to do business in the state in which the Demised Premises are located. Coverage shall be written on an occurrence basis. The limit of liability shall be no less than $2,000,000 General Aggregate, $2,000,000 Products/Completed Operations Aggregate, $2,000,000. Each Occurrence limit for Bodily Injury, Property Damage, Personal Injury, $300,000 Fire Legal Liability and $10,000 Medical Expense any one person. Such Each Occurrence limit may be derived by a Combined Single Limit (CSL) on the Liability policy or in combination of $1,000,000 (One Million) Liability CSL supported by a $1,000,000 (One Million) or greater Umbrella Policy. Evidence of said insurance shall be provided to Landlord via a certificate of insurance. The above General Liability policy shall: (i) name the Landlord, its property manager, and Mortgagee as additional insureds as regards this location; (ii) be endorsed to be Primary and Non-Contributory to any other similar insurance of said additional insureds; (iii) be endorsed to include a Waiver of Subrogation in favor of additional insureds; (iv) provide at least thirty (30) days prior written notice be given to additional insureds of any cancellation or non-renewal as respects the coverages required by this Lease, except in the event of non-payment of premium, in which case ten (10) days prior written notice shall be given; (v) not contain any deductible, retention or self-insured provisions in excess of $50,000. The limits of insurance required in this Lease do not limit or restrict the limit of liability of Tenant hereunder. Prior to the occupancy of the Demised Premises and prior to the expiration of the then-current policy, Tenant shall cause to be delivered to the Landlord certificates of insurance evidencing that the insurance required under this Lease are so in effect In the event that Tenant exercises its Extension Option under Section 9 of the Addendum to the Lease, Landlord shall have the right to require Tenant to modify the insurance required to be carried by Tenant hereunder and to obtain other insurance, coverages and endorsements customarily maintained by similar companies as Tenant for such Extension Term. In addition, Tenant covenants and agrees to maintain (i) Commercial Auto Insurance for Tenant owned vehicles (only) in the amount of $1,000,000 combined single limit (property damage and liability); and (n) both Worker’s Compensation Insurance coverage to the applicable statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000 bodily injury by accident, $1,000,000 disease each employee and $1,000,000 disease aggregate. Such Worker’s Compensation policy shall afford a waiver of subrogation on behalf of the Landlord and its property manager. Evidence of said insurance shall be provided to Landlord via certificate of insurance; (c) Tenant acknowledges that Landlord is not obligated to maintain any insurance or extended coverage insurance with respect to damage to any plate glass or other glass located in the Demised Premises. Tenant shall be entitled to obtain any such insurance for plate glass or other glass located in the Demised Premises, provided, however, that Tenant shall be obligated to replace any damaged or broken or plate glass or other glass located in the Demised Premises, whether or not Tenant has obtained such insurance coverage.

2.10            Waiver. Notwithstanding anything to the contrary contained in this Lease, each of Landlord and Tenant waives all right of recovery against the other, its property manager, their respective officers, partners, members, agents, representatives, and employees for loss or damage to the Building, the Property the Demised Premises and any personal property kept in or about the Building, the Property or Demised Premises, for loss which is capable of being insured against or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Demised Premises, to the extent such loss is due to a risk required to be covered by the insurance required to be carried under this Lease. In obtaining Property Insurance as required by this Lease, Tenant shall notify its insurance carrier of this foregoing waiver and provide to Landlord a certificate of insurance so representing said Waiver of Subrogation.

3.	MAINTENANCE AND REPAIR

3.1            Utility Charges. Tenant covenants and agrees to contract in Tenant’s own name and to pay all charges for gas, electricity, light, heat, power, telephone, telecommunication, internet, or other data transmission or utility services used, rendered or supplied to or for the Demised Premises. Tenant acknowledges that water is not separately metered, and Tenant shall pay Tenant’s Pro Rata Share thereof to Landlord, which amount shall be included in the Common Facilities Charges.

3.2            Common Facilities Charges. Tenant covenants and agrees to pay Tenant’s Pro Rata Share of all actual costs and expenses of operating, repairing, maintaining, upkeep and replacing of the Common Facilities, the Building, the Improvements and the Property (“Common Facilities Charges”), as determined by Landlord in its reasonable discretion, including, without limitation, heating, ventilation and air conditioning units, systems, equipment and facilities (“HVAC”) serving the Demised Premises (except for HVAC serving the clean room in the Demised Premises), other premises leased to other tenants of the Property, the Building and the Common Facilities including, without limitation, replacement of filters, periodic inspections and any maintenance contracts (provided that Landlord shall not be obligated to carry any maintenance contracts), maintenance and repairs to roofs and charges for professional management and administration of the Property. Notwithstanding anything to the contrary contained in this Lease, “Common Facilities Charges” shall not include: (a) Costs occasioned by the negligent acts or omissions or violation of any law by Landlord, any other occupant of the Property, or their respective agents or employees; (b) Costs occasioned by insured casualties or by the exercise of the power of eminent domain; (c) Costs to correct any construction defect in the Demised Premises or the Property, (d) Costs incurred in connection with negotiations or disputes with any other occupant of the Property; (e) interest, charges and fees incurred on debt; (f) legal fees, space planners’ fees and real estate brokers’ leasing commissions incurred in connection with the development or leasing of the Building, the Property or the Demised Premises, (g) expenses of services provided to other tenants in the Building that are not generally available to all Tenants of the Building, (h) costs related to compliance of the Demised Premises with any applicable law, ordinance, order, rule or regulation to the extent applicable thereto as of the Commencement Date, except to the extent arising from or related to Tenant’s operations or employees; (i) costs incurred in connection with the presence of any Hazardous Substance on the Property, except to the extent caused by Tenant or Tenant’s Agents; (j) management fees in excess of five percent (5%) of the Basic Rent and the Additional Rent; (k) expense reserves; (1) capital expenditures, except (A) in order to conform to changes subsequent to the Commencement Date in any laws, ordinances, rules, regulations or orders of any applicable governmental authority, and (B) which are intended as a cost or labor saving device or to effect other economies in the operation of the Property, subject to amortization of such costs at a market rate of interest over the useful life thereof, as reasonably determined by Landlord’s accountants; and (m) costs not billed to Tenant within two (2) years after such costs are incurred, except if Landlord is not aware that such costs are due and payable through no fault of its own. Tenant shall not be required to pay (A) any co-insurance costs or payments or (B) the cost of any deductible in excess of $25,000.00 per occurrence under Landlord’s Liability Insurance or Property Insurance as provided in Section 2.8 above.

3.3            Tenant’s Maintenance. Tenant, at its sole cost and expense, shall maintain, repair, replace and keep the Demised Premises and all improvements, fixtures and personal property thereon in good, safe and sanitary condition, order and repair and in accordance with all applicable laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction. Tenant shall perform or contract for and promptly pay for trash and garbage disposal, janitorial and cleaning services, security systems and services, interior window washi g services, interior painting, repair and replacement of all interior and exterior doors (including, without limitation, all loading dock doors, dock levelers and related dock systems and areas), repair, maintenance and replacement of the HVAC serving the clean room in the Demised Premises (including carrying a maintenance contract with an HVAC contractor and in form reasonably acceptable to T 2ndlord), mechanical, electrical, plumbing and other building systems, damaged or broken interior and exterior glass, windows, plate glass and other breakable materials, and replacement of interior light bulbs, light fixtures and ballasts in or serving the Demised Premises. Tenant shall operate, maintain, repair and replace the pipes, lines and other equipment and facilities for water, sewage and other utility services serving the Demised Premises from the point entering the Demised Premises.

3.4            Landlord’s Maintenance. Landlord shall maintain and replace the foundations, exterior walls, roof and structural elements of the Building and the Improvements, which shall be at Landlord’s sole cost except as expressly included in Common Facilities Charges. Landlord, at its sole cost and expense, shall be responsible for the maintenance, repair and replacement of the roofs of the Building. Landlord’s maintenance obligation under this Section shall be determined in Landlord’s reasonable discretion. For the purposes of this Section, all work and costs for the roofs of the Building shall be considered to be maintenance and repairs included in the Common Facilities Charges, except for the replacement of the entire roofing system of the Building by Landlord hereunder. Landlord shall perform any replacement of the HVAC units serving the Demised Premises, other than the HVAC units installed by Tenant to serve its clean room which shall be Tenant’s responsibility as provided in Section 3.3 above, and the cost of any such replacement cost shall be amortized at a market rate of interest over the useful life thereof as reasonably determined by Landlord’s accountants, and included in Common Facilities Charges. Notwithstanding the foregoing, Landlord shall not be obligated to repair or replace any damage caused by the acts or omissions of Tenant or Tenant’s Agents, which repair and replacement shall be the responsibility of Tenant.

3.5            Building Services. (a) Landlord shall cause to be made available at general points of usage in the Demised Premises facilities for electric power for normal lighting and small office equipment Tenant shall maintain the heating and air conditioning for the Demised Premises at such temperatures as are customary for similar quality office buildings in the area, as reasonably approved by Landlord. Tenant shall be responsible for providing and paying all costs for facilities or service for telephone, cable, data or other communications systems, alarm, or other utilities, facilities or services that Landlord is not expressly obligated under this Lease to provide to Tenant (b) except as otherwise expressly provided in this Lease, Tenant accepts the existing HVAC, electrical and other mechanical facilities and systems serving the Demised Premises and the Building, and Landlord shall not be responsible for any improvements or other modifications thereto. Tenant shall pay the cost of any modifications to the electrical system or heating and air conditioning system of the Building necessitated by such usage, the cost of separate metering if required by Landlord and the cost of any additional electrical service provided to Tenant Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption, reduction (permanent or temporary) or failure of any utilities or services for the Demised Premises or the Building. Landlord may, with at least five (5) days written notice to Tenant (except that no notice shall be required in the event of an emergency), cut off and discontinue any utilities and services when such discontinuance is necessary in order to make repairs or alterations or if otherwise required in connection with the fulfillment of Landlord’s obligations under this Lease. Notwithstanding the foregoing, Landlord shall not cut off and/or discontinue any utilities and services to the clean room in the Demised Premises (except in the event of an emergency) without Tenant’s prior written consent, provided that (i) Landlord shall not be in default under this Lease for failing to fulfill any of its obligations under this Lease as a result thereof; and (ii) Tenant hereby agrees to protect, indemnify, defend and save Landlord and Landlord’s Related Parties (as defined below) harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys’ fees, imposed upon, incurred by or asserted against Landlord or its Related Parties by reason of (A) additional costs and expense to Landlord resulting from any delay by Tenant or failure to consent to such access and (B) any liability, claim or causes of action asserted by any party as a result of Tenant’s delay or failure to consent thereto. In no event shall Tenant be entitled to any abatement of rent as a result of the Demised Premises being rendered unusable for their intended purpose due to any such failure, interruption or reduction. No failure, interruption or reduction of utilities or services shall be construed as an eviction or disturbance of possession by Landlord and Tenant shall have no right to terminate this Lease as a result thereof Notwithstanding the foregoing, (a) if the Demised Premises should become not reasonably suitable for Tenant’s use as a consequence of cessation of utilities or other services, interference with access to the Demised Premises, legal restrictions or the presence of any Hazardous Substance which does not result from Tenant’s release or emission of such Hazardous Substance, and in any of the foregoing cases the interference with Tenant’s use of the Demised Premises persists for ten (10) days, then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant’s use of the Premises and occasioned thereby, and (b) if the interference persists for more than sixty (60) days, Tenant shall have the right to terminate this Lease.

3.6            Parking. Tenant shall be entitled to the non-exclusive use of the Parking Area up to the maximum number of parking spaces set forth in the Summary, on a first come-first serve basis. Landlord may modify, relocate, reduce or restrict any of the parking spaces in the Parking Area, provided that such modification, relocation, reduction or restriction does not reduce the number of Tenant’s parking spaces provided in the Summary or materially adversely affect Tenant’s use and enjoyment of the Parking Area for the parking of motor vehicles. Except as otherwise expressly provided in this Lease, Landlord shall not be liable for and Tenant hereby releases and covenants not to bring any action against Landlord for any loss, damage or theft to or from any motor vehicle or other property of Tenant or Tenant’s Agents which occurs in or about the Parking Area Notwithstanding the foregoing, Tenant’s right to use such parking spaces shall be a license only and Landlord’s inability to make such spaces available at any time for reasons beyond Landlord’s control shall not constitute a default by Landlord under this Lease.

4.	TENANT’S COVENANTS.

4.1            Use by Tenant. Tenant covenants and agrees to use the Demised Premises only for the use or uses set forth as Permitted Uses by Tenant in the Summary and for no other purposes, except with the prior written consent of Landlord, in its reasonable discretion. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises in violation of any law, ordinance, order, rule or regulation of any governmental authority having jurisdiction and that the Demised Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation and with the certificate of occupancy issued for the Building and the Demised Premises. Tenant shall provide written notice to Landlord within one (1) business day after Tenant receives any notice of a violation or other requirement to comply with any such law, ordinance, rule or regulation. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises which impairs or increases the cost of insurance maintained with respect to the Demised Premises or the Property, which increases the insured risks or results in cancellation of any such insurance. Landlord shall be responsible for compliance of the Building and the Demised Premises with any applicable law, ordinance, order, rule or regulation to the extent applicable thereto as of the date of this Lease (and the cost and expense thereof shall be included in the Common Facilities Charges as set forth in Section 3.2 hereof), except to the extent arising from or related to Tenant’s specific use or occupancy of the Demised Premises, any Changes or Tenant Improvements (including, without limitation, any compliance related to or triggered by Tenant Improvements) performed by Tenant or as an accommodation for specific employees of Tenant (not included in the requirements of a public accommodation under the ADA). Landlord shall be responsible for any alterations or improvements necessary for the Demised Premises to comply with the requirements of the Americans with Disabilities Act (“ADA”) to the extent applicable thereto as of the date of this Lease, except for Tenant’s ADA Compliance (as defined below). Tenant shall, at Tenant’s sole cost and expense, be responsible for any required modifications, improvements or other alterations required (a) under the ADA as a result of or arising from Tenant’s specific use or occupancy of the Demised Premises, or to accommodate specific employees of Tenant (not included in the requirements of a public accommodation under the ADA), or (b) in connection with any Changes or Tenant Improvements (including, without limitation, any compliance related to or triggered by Tenant Improvements) performed by Tenant (collectively, the “Tenant’s ADA Compliance”).

4.2            No Waste or Nuisance. Tenant covenants and agrees that (a) nothing shall be done or kept on the Demised Premises or the Property which impairs the value of the Demised Premises or the Property or constitutes waste; (b) nothing shall be done or kept on the Demised Premises or the Building which impairs the structural soundness of the Building or results in an overload of electrical lines serving the Building; (c) no noxious or offensive activity shall be carried on upon the Demised Premises or the Property nor shall anything be done or kept on the Demised Premises or the Property which is a public or private nuisance or which causes disturbance or annoyance to others in the Building or on adjacent or nearby property; (d) no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Demised Premises or the Property except as may be enclosed within the Demised Premises; and (e) not to commit, suffer or permit any violation of any covenant, condition or restriction affecting the Property.

4.3            Restriction on Changes. Tenant covenants and agrees not to improve, change, alter, add to, remove or demolish any improvements on the Demised Premises (“Changes”), without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Landlord hereby consents to Tenant making interior non-structural Changes to the Demised Premises provided that such Changes do not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) per calendar year, and subject to the other terms and conditions of this Lease. Tenant covenants and agrees that any Changes approved by Landlord shall be completed with due diligence and in a good and workmanlike fashion and in compliance with all conditions imposed by Landlord and all applicable permits, authorizations, laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction and that the costs and expenses with respect to such Changes shall be paid promptly when due and that the Changes shall be accomplished free of mechanics’ and materialmen’s liens. At least twenty (20) days prior to any Changes, Tenant shall provide written notice to Landlord of the date of commencement of any Changes. Landlord shall have the right, at any time and from time to time, to post and maintain on the Demised Premises and Building such notices as Landlord deems necessary to protect the Demised Premises against such liens. Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanic’s, materialman’s or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvements, addition to or repair of the Demised Premises by, through or under Tenant. Tenant covenants and agrees that all Changes shall become the property of Landlord at the expiration or earlier termination of the Lease Term or, if Landlord so requests, Tenant shall, at or prior to expiration of the Lease Term and at its sole cost and expense, remove such Changes and restore the Demised Premises to their condition prior to such Changes. Notwithstanding the foregoing, if Tenant so requests in connection with Landlord’s consent to any Changes, Landlord shall indicate in such consent whether or not the Changes will be required to be removed by Tenant prior to expiration of the Lease Term. Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Demised Premises including, without limitation, Tenant’s modular clean room (“Tenant’s Property”) shall at all times be and remain Tenant’s property, and, at any lime Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant’s Property and hereby waives any right of distraint, distress for lent or landlord’s lien that may arise at law.

4.4            Subordination. Tenant covenants and agrees that this Lease and Tenant’s interest in the Demised Premises shall be junior and subordinate to any mortgage or deed of trust (“Mortgage”) now or hereafter encumbering the Property. Concurrently herewith, Tenant and Landlord’s current Mortgagee are entering into a subordination and non-disturbance agreement. Notwithstanding the foregoing, Tenant shall not be required to subordinate this Lease and Tenant’s interest in the Demised Premises to any future Mortgage (and the automatic subordination provisions in the foregoing sentence shall not be applicable) unless Landlord delivers a non-disturbance agreement from such future Mortgagee. In the event of a foreclosure of any Mortgage, Tenant shall attorn to the party acquiring title to the Property as the result of such foreclosure. No act or further agreement by Tenant shall be necessary to establish the subordination of this Lease to any such Mortgage, which subordination is self-executing, but Tenant covenants and agrees, upon request of Landlord, to execute such reasonable documents as may be necessary or appropriate to confirm and establish this Lease as subordinate to any Mortgage in accordance with the foregoing provisions (including, without limitation, such mortgagee’s form of subordination, non-disturbance and attornment agreement). If any mortgagee or purchaser at foreclosure thereof succeeds to the interest of Landlord in the Land or the Building, such person shall not be (i) liable for any act or omission of Landlord under this Lease; (ii) liable for the performance of Landlord’s covenants hereunder which arise prior to such person succeeding to the interest of Landlord hereunder; (iii) bound by the payment of any rent which Tenant may have paid more than one month in advance; (iv) liable for any security deposit which was not delivered to such person; or (v) bound by any modifications to this Lease to which such Mortgagee has not consented in writing.

4.5            Assignment or Subletting. Tenant covenants and agrees not to make or permit a Transfer by Tenant, as hereinafter defined, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. A “Transfer” by Tenant shall include an assignment of this Lease, a sublease of all or any part of the Demised Premises or any assignment, sublease, transfer, mortgage, pledge or encumbrance of all or any part of the Demised Premises or of Tenant’s interest under this Lease or in the Demised Premises, by operation of law or otherwise, or the use or occupancy of all or any part of the Demised Premises by anyone other than Tenant. Any such Transfer by Tenant without Landlord’s written consent shall be void and shall constitute a Default by Tenant under this Lease. Notwithstanding any Transfer by Tenant, Tenant shall not be relieved of its obligations under this Lease and Tenant shall remain liable, jointly and severally, and as a principal, not as a guarantor or surety, under this Lease, to the same extent as though no Transfer by Tenant had been made, unless specifically provided to the contrary in Landlord’s prior written consent. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of the provisions of this Section or of any other provision of this Lease and any consent by Landlord to a Transfer by Tenant shall not be deemed a consent to any subsequent Transfer by Tenant. Tenant shall reimburse Landlord for all of Landlord’s costs incurred in connection with any request for consent to a Transfer, including, without limitation, a reasonable sum for attorneys’ fees not to exceed $1,500.00. Notwithstanding the foregoing, Landlord shall, at Landlord’s option, have the right in lieu of consenting to an assignment of this Lease or a sublease of all or substantially all of the Demised Premises for all or substantially all of the then-remaining Lease Term, to terminate this Lease as to the portion of the Demised Premises that is the subject of the proposed Transfer, and to enter into a new lease with the proposed transferee and receive directly from the proposed transferee the consideration agreed to be given by such transferee to Tenant for the Transfer by Tenant, except in the event of a Transfer to a Permitted Transferee. Except in the event of a Transfer to a Permitted Transferee, at the request of Landlord, Tenant shall pay over to Landlord fifty percent (50%) of all sums received by Tenant in excess of the rent payable by Tenant hereunder which is attributable on an equally allocable Floor Area basis, to any subletting of all or any portion of the Demised Premises so subleased, and all consideration received on account of or attributable to any assignment of this Lease, in each case after deducting all reasonable costs incurred by Tenant in connection with such subletting or assignment including, without limitation, legal fees, brokerage commissions, costs and fees paid to the Landlord and improvement costs. Notwithstanding anything to the contrary, Tenant shall not be entitled to make a Transfer to an existing tenant of Landlord, or any subtenant or assignee thereof, or any person or entity with whom Landlord negotiated within the six (6) month period preceding Tenant’s request for such Transfer, provided in each of the foregoing cases, that there is other adequate space on the Property for such existing tenant (or subtenant or assignee thereof) or other person or entity. Tenant shall not publicly advertise the rate or other terms upon which Tenant is willing to Transfer the Demised Premises. If at the time of the proposed Transfer there is any vacant or unoccupied space in the Building, Tenant shall not be entitled to Transfer or offer to Transfer the Demised Premises at a rental rate less than twenty-five percent (25%) below the prevailing fair market rental then being offered by landlords for direct leases (and not including any assignment or sublease space) of similar space in the metropolitan Denver area Notwithstanding anything to the contrary in this Lease, Tenant may, without Landlord’s prior written consent, sublet the Demised Premises or assign this Lease to (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity related to Tenant by merger, consolidation, non-bankruptcy reorganization, or government action, or (c) a purchaser of all or substantially all of Tenant’s stock or assets (each, a “Permitted Transferee”), provided that Tenant shall not be released under this Lease, Tenant shall remain liable, jointly and severally, and as a principal, not as a guarantor or surety, under this Lease, such transferee shall assume the obligations of Tenant under this Lease, and Tenant shall provide Landlord with a copy of such sublease or assignment and assumption agreement within fifteen (15) days following such sublease or assignment to a Permitted Transferee. A sale, issuance or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of this Lease or the Demised Premises.

4.6            Financial Statements. Tenant covenants and agrees to furnish to Landlord, within fifteen (15) days after written request thereof from Landlord (but not more often than one (1) time per calendar year), copies of financial statements of Tenant certified by the chief financial officer of Tenant Such financial statements shall be held strictly confidential by Landlord, but Landlord may deliver any such financial statements to any existing or prospective Mortgagee or purchaser of the Property, provided such person agrees to such confidentiality requirements. The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant.

4.7            Estoppel Certificates. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, upon Landlord’s written request, a written statement certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect stating the dates to which Basic Rent has been paid; stating the amount of the Security Deposit held by Landlord; stating the amount of the Monthly Deposits held by Landlord for the then tax and insurance year; stating that, to Tenant’s actual knowledge, there have been no defaults by Landlord or Tenant and no event which with the giving of notice or the passage of time, or both, would constitute such a default (or, if there have been defaults, setting forth the nature thereon; and stating such other matters concerning this Lease as Landlord may reasonably request Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective Mortgagee or purchaser of the Property.

4.8            Landlord’s Access. Tenant covenants and agrees that Landlord and the authorized representatives of Landlord shall have the right to enter the Demised Premises at any reasonable time during ordinary business hours (or at any time in the event of an emergency) for the purposes of inspecting, repairing or maintaining the Demised Premises or the Building, performing any alterations or improvements to the Demised Premises or the Building as Landlord may determine from time to time, performing any obligations of Tenant which Tenant has failed to perform hereunder, or for the purposes of showing the Demised Premises to any existing or prospective Mortgagee, purchaser or, during the last six (6) months of the Lease Term, tenant of the Property or the Demised Premises. Tenant covenants and agrees that Landlord may at any time and from time to time place on the Property or the Demised Premises one or more signs advertising the Property or the Demised Premises for sale or for lease (during the last six (6) months of the Lease Term).

4.9            Tenant Indemnification. Tenant covenants and agrees to protect, indemnify, defend and save Landlord and Landlord’s managers, employees, agents, beneficiaries, successors, assigns and other affiliated or related parties (“Related Parties”) harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys’ fees, imposed upon, incurred by or asserted against Landlord or its Related Parties by reason of (a) any accident, injury to or death of any person or loss of or damage to any property occurring on or about the Demised Premises caused by the willful misconduct or negligent acts or omission of Tenant or Tenant’s agents, officers or employees or any other person entering upon the Demised Premises under express or implied invitation of Tenant (collectively, “Tenant’s Agents”); or (b) any failure on the part of Tenant or Tenant’s Agents to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease. Tenant further covenants and agrees that, in case any action, suit or proceeding is brought against Landlord or its Related Parties by reason of any of the foregoing, Tenant shall, at Tenant’s sole cost and expense, defend Landlord and its Related Parties in any such action, suit or proceeding.

4.10            Landlord Indemnification. Landlord covenants and agrees to protect, indemnify, defend and save Tenant harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys’ fees, imposed upon, incurred by, or asserted against Tenant by reason of (a) Landlord’s negligence or willful misconduct or (b) a default by Landlord under this Lease, after the lapse of all applicable notice, grace and cure periods. Tenant waives and releases any claims Tenant may have against Landlord or its Related Parties for loss, damage or injury to person or property sustained by Tenant or Tenant’s Agents resulting from any cause whatsoever other than as expressly provided in this Lease. Notwithstanding anything to the contrary, the indemnification of Tenant by Landlord provided in this Section 4.10 shall be subject to all waivers, limitations and restrictions otherwise provided in this Lease. Notwithstanding anything to the contrary, Landlord and its Related Parties shall not be personally liable with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of Landlord in the Property in the event of any default or liability of Landlord under this Lease, such exculpation of liability to be absolute and without any exception whatsoever.

4.11            Transfer by Landlord. In the event of a transfer by Landlord of the Property or of Landlord’s interest as Landlord under this Lease, Landlord’s successor or assign shall take subject to and be bound by this Lease and in such event, Tenant covenants and agrees that, upon such transferee’s written assumption of this Lease, Landlord and its Related Parties shall be released from all obligations of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord’s successor or assign for satisfaction of the obligations of Landlord under this Lease; and that, upon demand by Landlord or Landlord’s successor or assign, Tenant shall attorn to such successor or assign.

4.12            Rules and Regulations. Tenant shall observe and comply with rules and regulations attached hereto as Exhibit C, which may be amended from time to time by Landlord by providing written notice thereof to Tenant Landlord shall not be responsible to Tenant for the failure of any other tenant of the Building to observe or comply with any of the rules or regulations. Notwithstanding the foregoing, Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Tenant’s use of the Demised Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under this Lease.

4.13            Hazardous Substances.

(a)            Tenant shall, at its sole cost and expense, promptly respond to and clean up any release or threatened release of any Hazardous Substance by Tenant or Tenant’s Agents into the drainage systems, soil, surface water, groundwater, or atmosphere, in a safe manner, in strict accordance with Applicable Law, and as authorized or approved by all federal, state, and/or local agencies having authority to regulate the permitting, handling, and cleanup of Ha7ardous Substances; provided, however, Tenant’s obligations under this sentence shall not include any Hazardous Substances which Tenant proves existed on the Property on the Commencement Date of the Lease Term unless released by Tenant or Tenant’s Agents. Tenant and Tenant’s Agents shall not use, store, generate, treat, transport, or dispose of any Hazardous Substance at the Property without first obtaining Landlord’s written approval, which consent shall be in Landlord’s sole but reasonable discretion. Tenant hereby indemnifies, defends and holds harmless Landlord from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys’ fees, incurred by, claimed or assessed against-landlord or its Related Parties in any way connected with any injury to any person or damage to any property, or any loss to Landlord or its Related Parties occasioned in any way by Hazardous Substances on the Property released by Tenant or Tenant’s Agents. Tenant hereby waives, releases and discharges forever Landlord from all present and future claims, demands, suits, legal and administrative proceedings and from all liability for damages, losses, costs, liabilities, fees and expenses, present and future, arising out of or in any way connected with any condition of environmental contamination of the Property, or the existence of Hazardous Substances in any state on the Property, unless released by Landlord or its agents or employees.

(b)            Landlord consents to Tenant’s use of ordinary office products in customary quantities within the Demised Premises, in accordance with Applicable Laws and the terms and conditions of this Lease. In addition, Landlord consents to Tenant’s use, storage, transportation and disposal of the Hazardous Substances described on Exhibit D attached hereto, in customary quantities reasonably required for Tenant’s operations. The foregoing consent by Landlord does not limit or otherwise modify any of Tenant’s obligations or Landlord’s rights under this Section 4.13 or otherwise under the Lease or Applicable Laws including, without limitation, Tenant’s responsibility for the proper handling, storage and disposal of any such Hazardous Substances in accordance with Applicable Laws. “Hazardous Substance(s)” shall mean any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under any of the Applicable Laws (as herein defined); oil and petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under any of the Applicable Laws; asbestos and asbestos containing materials, PCBs and other substances regulated under any of the Applicable Laws. “Applicable Law(s)” shall include, but shall not be limited to, all federal, state, and local statutes, ordinances, regulations and rules regulating the environmental quality, health, safety, contamination and cleanup.

(c)            Landlord represents and wan-ants that Landlord and its agents and employees have not caused the release of any Hazardous Substances on the Property in violation of Applicable Laws. Landlord hereby indemnifies, defends and holds harmless Tenant from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, expenses or costs, including interest and attorneys’ fees, incurred by, claimed or assessed against Tenant arising from any loss to Tenant occasioned by Hazardous Substances on the Property released by Landlord or its agents or employees.

5.	CASUALTY OR CONDEMNATION.

5.1            Substantial Damage. If any portion of the Demised Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord (“Tenant’s Notice of Damage”) Upon receipt of Tenant’s Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Demised Premises. As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord’s estimate of the time necessary to repair or restore the Demised Premises (“Landlord’s Notice of Repair Time”). If Landlord reasonably estimates that repair or restoration of the Demised Premises cannot be completed within two hundred (200) days from the time of Tenant’s Notice of Damage, Landlord and Tenant shall each have the option to terminate this Lease (except that Tenant shall not have such termination right if the damage or destruction was caused by the act or omission of Tenant or Tenant’s Agents). Any option granted hereunder shall be exercised by written notice to the other party given within ten (10) days after Landlord’s Notice of Repair Time. If either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire ten (10) days after written notice by either Landlord or Tenant exercising such party’s option to terminate this Lease.

5.2            Building Damage. If the building in which the Demised Premises is located shall be damaged or destroyed by fire or other casualty (though the Demised Premises may not be affected or if affected, can be repaired within two hundred (200) days) to the extent of thirty-three and one-third percent (33 1/3%) or more of the replacement value of the building in which the Demised Premises is located, Landlord may elect not to reconstruct or rebuild such building. Upon written notice to Tenant given within twenty (20) days after Landlord’s Notice of Repair Time, this Lease shall terminate and Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent paid by Tenant for the period after such damage less the reasonable value of any use or occupation of the Demised Premises by Tenant during such period.

5.3            Repair and Abatement. If neither Landlord nor Tenant terminate this Lease (or they are not entitled to terminate this Lease) as provided in Section 5.1 or 5.2, then this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Demised Premises (including any improvements constructed by Landlord but excluding any alterations, improvements, Changes, fixtures and personal property constructed or owned by Tenant) to be repaired and restored with reasonable diligence and there shall be abatement of Basic Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Demised Premises. The proceeds of any Property Insurance maintained on the Demised Premises, other than property insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Demised Premises to be repaired and restored and further subject to any rights under any Mortgage encumbering the Property to such proceeds. Landlord’s obligation to repair and restore the Demised Premises provided in this Section 5 is limited to the repair and restoration that can be accomplished with the proceeds of any Property Insurance maintained on the Demised Premises. Notwithstanding the foregoing, Landlord agrees to contribute up to $10,000.00 in addition to any such insurance proceeds to the extent necessary to repair and restore the Demised Premises following any such damage or destruction. The amount of any such insurance proceeds is subject to any right of any Mortgagee to apply such proceeds to its secured debt under its Mortgage.

5.4            Condemnation. A “Taking” shall mean the taking of all or any portion of the Demised Premises or the Building as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Demised Premises or the Building under the threat of condemnation. A “Substantial Taking” shall mean a Taking of twenty-five percent (25%) or more of the Floor Area of either the Demised Premises or the building in which the Demised Premises is located. An “Insubstantial Taking” shall mean a Taking which does not constitute a Substantial Taking. If there is a Substantial Taking with respect to the Demised Premises or the building in which the Demised Premises is located, the Lease Term shall expire on the date of vesting of title pursuant to such Taking. In the event of termination of this Lease under the provisions hereof Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease. In the event of an Insubstantial Taking with respect to the Demised Premises or the Building, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Demised Premises (but excluding any alterations, improvements, Changes, fixtures and personal property constructed or owned by Tenant), less such Taking, to be restored as near as may be to the original condition thereof and there shall be abatement of Basic Rent and Additional Rent proportionate to the extent of the space so taken. The total award, compensation, damages or consideration received or receivable as a result of a Taking (“Award”) shall be paid to and be the property of Landlord, including, without limitation, any part of the Award made as compensation for diminution of the value of this leasehold or the fee of the Demised Premises. Tenant hereby assigns to Landlord, all of Tenant’s right, title and interest in and to any such Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award. Notwithstanding Landlord’s right to the entire Award, Tenant shall be entitled to a separate award, if any, for the loss of Tenant’s personal property, the loss of Tenant’s business and profits, and Tenant’s moving expenses.

6.	DEFAULT AND REMEDIES.

6.1            Defaults. In the event that any of the following events shall occur, Tenant shall be deemed to be in default of Tenant’s obligations under this Lease (each of the following shall be refenced to as a ‘Default by Tenant”): (a) a Default by Tenant shall exist if Tenant fails to pay Basic Rent, Additional Rent, Monthly Deposits, or any other amounts payable by Tenant within five (5) days after such rental or other amount is due under the terms of this Lease, except that in the event of Tenant’s first failure to make any such payment during any six (6) month period, a Default by Tenant shall exist if Tenant fails to make such payment within five (5) days after written notice from Landlord that such rental or other amount is due under the terms of this Lease; (b) a Default by Tenant shall exist if Tenant breaches or fails to comply with any non-monetary agreement, term, covenant or condition in this Lease applicable to Tenant, and Tenant does not cure such breach or failure within thirty (30) days after written notice thereof by Landlord to Tenant, or, if such breach or failure to comply cannot be reasonably cured within such 30-day period, if Tenant shall not in good faith commence to cure such breach or failure to comply within such 20-day period or shall not diligently proceed therewith to completion within sixty (60) days following such notice; (c) a Default by Tenant shall exist if Tenant’s interest under this Lease or in the Demised Premises shall be taken upon execution or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said attachment shall not be discharged or disposed of within forty-five (45) days after the levy thereof (d) a Default by Tenant shall exist if Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment.

6.2            Remedies. Upon the occurrence of any Default by Tenant, Landlord shall have the right, at Landlord’s election, then or any time thereafter, to exercise any one or more of the following remedies: (a) in the event of a Default by Tenant, Landlord may, at Landlord’s option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default by Tenant in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such Default by Tenant. Tenant covenants and agrees to pay to Landlord, within ten (10) days after demand, all advances, costs and actual expenses of Landlord in connection with the making of any such payment or the taking of any such action including, without limitation, (i) a charge in the amount of ten percent (10%) of such advances, costs and expenses payable to Landlord to compensate for the administrative overhead attributable to such action, (ii) reasonable attorneys’ fees, and (iii) interest as hereinafter provided from the date of payment of any such advances, costs and expenses by Landlord. Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceeding and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien, with respect to the Demised Premises which Landlord, in its sole and absolute discretion, may deem necessary or desirable to protect its interest in the Demised Premises and under this Lease. In the event that the Lease Term has expired or Tenant is no longer occupying the Demised Premises, Landlord shall be entitled to take such actions as provided under this Section 6.2 without Landlord being required to provide the notice to Tenant under Section 6.1(b); (b) in the event of a Default by Tenant Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Demised Premises from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to the Basic Rent, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the Lease Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Demised Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such recovery of possession or reletting. Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Basic Rent, Additional Rent and other amounts would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of (i) the aggregate of the Basic Rent, Additional Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term, over (ii) the aggregate rental value of the Demised Premises for the balance of the Lease Term, both discounted to present worth at the discount rate of the Federal Reserve Bank of San Francisco at the time of such award plus one percent (1%) per annum; (c) in the event of a Default by Tenant Landlord may reenter and take possession of the Demised Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease shall terminate as specified in said notice. After recovering possession of the Demised Premises, Landlord may, from time to time, but shall not be obligated to, relet the Demised Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its sole and absolute discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses, including attorneys’ fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord shall in no way be responsible for or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Landlord’s recovery of possession of the Demised Premises, Tenant shall continue to pay on the dates herein specified, the Basic Rent, Additional Rent and other amounts which would be payable hereunder if such repossession had not occurred. Upon the expiration or earlier termination of this Lease, Landlord shall refund to Tenant any amount, without interest, by which the amounts paid by Tenant, when added to the net amount, if any, recovered by Landlord through any reletting of the Demised Premises, exceeds the amounts payable by Tenant under this Lease. If; in connection with any reletting, the new lease term extends beyond the existing Lease Term, or the premises covered thereby include other premises not part of the Demised Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith shall be made in determining the net amount recovered from such reletting; (d) actions or suits for the recovery of amounts and damages payable under this Lease may be brought by Landlord from time to time, at Landlord’s election, and Landlord shall not be required to await the date upon which the Lease Term would have expired to bring any such action or suit. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand; (e) notwithstanding any other remedies for nonpayment of rent, if the monthly payment of Basic Rent and Additional Rent are not received by Landlord on or before the fifth (5th) day of the month for which such rental is due (except that in the event of Tenant’s first failure to make any such payment during any twelve (12) month period, if Tenant fails to make such payment within five (5) days after written notice from Landlord that such rental or other amount is due under the terms of this Lease), or if any other payment due Landlord by Tenant is not received by Landlord on or before the fifth (5th) day of the month next following the month in which Tenant was invoiced, an administrative late charge of five percent (5%) of such past due amount shall become due and payable, in addition to such amounts owed tinder this Lease, to help defray the additional cost to Landlord for processing such late payments. Tenant covenants and agrees to pay Landlord interest on demand at the rate of eighteen percent (18%) per annum, compounded on a monthly basis, on the amount of any Basic Rent, Additional Rent or other charges not paid when due, from the date due and payable, and on the amount of any payment made by Landlord required to have been made by Tenant under this Lease and on the amount of any costs and expenses, including reasonable attorneys’ fees, paid by Landlord in connection with the taking of any action to cure any Default by Tenant, from the date of making any such payment or the advancement of such costs and expenses by Landlord; and (f) exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity, recover as damages, in addition to all other damages and remedies provided hereunder, an amount equal to the total of (i) the cost of recovering possession of the Demised Premises, (ii) the unpaid Basic Rent, Additional Rent and any other amounts current at the time of such Default by Tenant, (iii) damages for the wrongful withholding of the Demised Premises by Tenant, and (iv) consequential damages and loss of profits arising from or related to Tenant’s wrongful withholding or holdover of the Demised Premises, or any physical damage to the Demised Premises of the Property. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or rent, under this Lease.

7.	SURRENDER AND HOLDING OVER

7.1            Surrender. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Demised Premises to Landlord broom clean, ordinary wear and tear, casualties, condemnation, Hazardous Substances (other than those released or emitted by Tenant or Tenant’s Agents), alterations, Changes or other interior improvements which Tenant is not required to remove on or before the expiration or earlier termination of this Lease, and repairs and replacements that are Landlord’s obligation under this Lease excepted, with all lighting, doors (including, without limitation, all loading dock doors, dock levelers, and related dock systems and areas) electrical and mechanical systems in good working order and condition, all walls in clean condition and holes or punctures in the walls repaired, and otherwise in the same condition as when Tenant first occupied the Demised Premises and all telecommunications, data, utility or other wires, cables or other equipment or facilities in the Demised Premises or Reserved Area installed by Tenant or for use by Tenant shall be removed by Tenant. Tenant covenants and agrees to remove, at or prior to the expiration or earlier termination of the Lease Term, all of Tenant’s equipment, apparatus, machinery, signs, furniture, furnishings, wires, cables or other telecommunications, data or utility equipment or facilities, and other personal property used in the operation of the business of Tenant (as distinguished forum the use and operation of the Demised Premises).

7.2            Holding Over. If Tenant shall hold over after the expiration of the Lease Term, without the written agreement of Landlord providing otherwise, Tenant shall be deemed to be a trespasser upon the Demised Premises, without permission from Landlord. If Landlord consents in writing to such holdover, then Tenant shall be deemed to be a tenant from month to month. In either such event, such holdover by Tenant shall be at a rental, payable in advance, equal to one hundred fifty percent (150%) of the Basic Rent and Additional Rent payable under this Lease immediately prior to such holdover, and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Demised Premises, as well as any damages incurred by Landlord, due to Tenant’s failure to vacate the Demised Premises and deliver possession to Landlord as herein provided.

8.	MISCELLANEOUS.

8.1            General. No failure by Landlord to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant, shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such Default by Tenant. The covenants, agreements and obligations of the parties hereto shall continue in force and effect and survive any expiration of the Lease Term or termination of this Lease. This Lease shall be construed as if the covenants herein between Landlord and Tenant are independent, and not dependent, and Tenant shall not be entitled to any offset against Landlord if Landlord fails to perform its obligations under this Lease. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed. This Lease shall be interpreted and enforced according to the laws of the State of Colorado.

8.2            Tenant’s Remedies. Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Tease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity to cure any such default but in no event less than thirty (30) days following such notice or such longer period reasonably required to cure such default as long as Landlord diligently proceeds therewith. In addition, Tenant shall send written notice of such default by certified or registered mail, postage prepaid, to any Mortgagee of whose address Tenant has been notified in writing, and shall afford such Mortgagee a reasonable opportunity to cure any default on Landlord’s behalf but in no event less than thirty (30) days following such notice or such longer period reasonably required to cure such default as long as Mortgagee diligently proceeds therewith. In no event shall Landlord be responsible for any consequential damages incurred by Tenant including, but not limited to, loss of profits or interruption of business as a result of any default by Landlord hereunder. In the event that Landlord shall at any time be in default hereunder after all applicable notice and cure periods, Tenant shall be entitled, at its election, in addition to all remedies otherwise provided in this Lease and otherwise available at law or in equity but subject to all limitations, waivers and other terms and conditions of this Lease, (a) to bring suit for the collection of any amounts for which Landlord may be in default, or for the performance of any other covenant or agreement devolving upon Landlord, without terminating this Lease; and/or (b) to cure such default for the account of Landlord to the extent relating to Landlord’s repair and maintenance obligations under this Lease and Tenant is not able to use the Demised Premises for the Permitted Use, and Landlord, within thirty (30) days of the receipt of a statement therefor (together with reasonable supporting documentation), shall reimburse Tenant for any reasonable and actual amount paid and any reasonable and actual expense or contractual liability so incurred, with any sum not paid when due accruing interest thereafter until paid at a per annum rate equal to the lesser of the rate announced by the Wall Street Journal from time to time as the “prime rate” plus two percent (2%) per annum or the highest rate permitted by law. In the event of an emergency, or where necessary to prevent injury to persons or damage to the Demised Premises, Tenant may cure any such default by Landlord before the expiration of the cure period set forth above, with such written or oral notice to the Landlord as is appropriate under the circumstances.

8.3            Binding Effect. This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land. If there is more than one party constituting Tenant or liable for the obligations of Tenant under this Lease, such parties shall be jointly and severally liable for the obligations of Tenant under this Lease. Neither this Lease nor any memorandum or other memorialization of this Lease shall be recorded in the records of any County Clerk and Recorder of the State of Colorado or any other public records without Landlord’s prior consent. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision_ This Lease, the Summary, Attachments, Exhibits and Addenda referred to herein, constitute the final and complete expression of the parties’ agreements with respect to the Demised Premises and Tenant’s occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein. No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid or binding unless in writing and executed by the party to be bound.

8.4            Notices. All billings under this Lease shall be provided by Landlord to Tenant at the address for billings set forth in the Summary by regular mail or personal delivery. All other notices and demands under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when personally delivered or three (3) business days after mailing through the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the party to receive the notice at the address set forth for such party in the Summary or at such other address as either party may notify the other of in writing.

8.5            Real Estate Brokers. Each of Landlord and Tenant covenants to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof, whether or not meritorious, other than the broker(s) listed as the Broker(s) on the Summary. Tenant acknowledges Landlord is not liable for any representations by Tenant’s Broker (as set forth in Section 11 of the Summary) or by Landlord’s Broker except as required in the Agency Disclosure attached to this Lease, regarding the Demised Premises, the Building, the Property or this Lease.

8.6            Prohibition Against Percentage Rent Based on Net Receipts. No rent or other amounts payable hereunder shall be based in whole or in part on the income or profits derived from the Demised Premises or any sublease thereof except for percentage rent based on gross (not net) receipts or sales. Landlord and Tenant acknowledge that neither the Basic Rent nor any other amounts payable by Tenant under this Lease is based in whole or in part on the income or profits derived from the Demised Premises or the sublease thereof and Tenant is not obligated to pay any percentage rent under this Lease. If the holder of any first mortgage encumbering the Demised Premises succeeds to Landlord’s interest under this Lease, such holder may elect to amend -unilaterally the provisions relating to rent under this Lease so that none of the rent payable to such holder under this Lease shall be deemed to constitute unrelated business income to such holder or otherwise cause such holder any adverse tax consequences, but under no circumstances shall any such amendment increase Tenant’s payment obligations or other liabilities under this Lease or reduce Landlord’s obligations under this Lease. Upon request by Landlord or such holder, Tenant shall execute any document that Landlord or such holder deems necessary to effect the foregoing amendment of this Lease.

8.7            Patriot Act Compliance. Tenant represents and warrants to Landlord that (i) it is not, and none of its Affiliates is, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or under any other Law that is enforced or administered by OFAC (such persons and entities each being a “Prohibited Person”); (ii) is not acting directly or indirectly, for or on behalf of any Prohibited Person; (iii) is not engaged in this transaction, directly or indirectly, on behalf of or instigating or facilitating this transaction, directly or indirectly, on behalf of any Prohibited Person; and (iv) it will not contract with or otherwise engage in any dealings or transactions or be otherwise associated with any Prohibited Person. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents lion’ and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) arising from or related to any breach of the foregoing representations and warranties.

8.8            Authority of Tenant. Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

8.9            Exhibits and Attachments. The Summary of Basic Lease Terms (“Summary”), Attachments, Exhibits and Addenda listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency between such Summary, Attachments, Exhibits and Addenda and the terms and provisions of this Lease, the terms and provisions of the Summary, Attachments, Exhibits and Addenda shall control The Summary, Attachments, Exhibits and Addenda to this Lease are:

Summary of Basic Lease Terms

Exhibit A — Legal Descriptions of Land

Exhibit B — Location of Demised Premises Within Building

Exhibit C— Rules and Regulations

Exhibit D — Hazardous Substances

Exhibit E — Commencement Date Certificate

Agency Disclosure

Addendum to Lease of Space

Addendum A-1 — Form of Letter of Credit

Work Letter

IN WITNESS WHEREOF the parties hereto have caused this Lease to be executed the day and year first above written.

TENANT:

SUREFIRE MEDICAL, INC.
a Delaware corporation

By:	/s/ Robert Holburn
Name:	Robert Holburn
Title:	VP, CFO

LANDLORD:

COLORADO INDUSTRIAL PORTFOLIO LLC,
a Colorado limited liability company

By:	/s/ David L. Johnson
Name:	David L. Johnson
Title:	Authorized Agent

EXHIBIT A

Legal Descriptions of Land

LOT 6A, BLOCK 3, REPLAT OF LOT 6, BLOCK 3, LAKE ARBOR INDUSTRIAL PARK, FILING NO. 2, COUNTY OF JEFFERSON, STATE OF COLORADO.

A-1

EXHIBIT B

Location of Demised Premises Within Building

B-1

EXHIBIT C

Rules and Regulations

1.            The sidewalk, entries, and driveways of the Property shall not be obstructed by Tenant, or its agents, or used by them, or any invitees, for any purpose other than ingress and egress to and from the Demised Premises.

2.            Tenant shall not place any objects including, without limitation, any antennas, satellite dishes, aerials, outdoor furniture, other similar devices or property on the roof or exterior walls of the Building, the Common Facilities or any other part of the Property.

3.            If Tenant desires telegraphic, telephonic or other electric connections in the Demised Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

4.            Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Demised Premises, except as specifically approved in the Lease. The use of oil, gas, or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Property.

5.            Tenant shall not engage in or permit: (a) the sale, distribution, dispensing, storage, processing, cultivation or use of marijuana or products containing marijuana or THC, whether or not designated or used for medicinal purposes, or any other Controlled Substances (as herein defined) upon the Demised Premises or the Property; and (b) any doctor’s office or appointments, prescription or recommendation services, or services related to medical marijuana or products containing marijuana or THC upon the Demised Premises or the Property. “Controlled Substances” shall mean any controlled substances as defined in Section 802(6) of the Controlled Substances Act, as amended, 21 U.S.C. § 801 et seq.

6.            Parking any type of recreational vehicles is specifically prohibited on or about the Property. No vehicle of any type shall be stored in the parking areas at any time other than trucks which are operable and owned by the Tenant or its employees and then only overnight and in front of the Demised Premises. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall not be “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

7.            Tenant shall maintain the Demised Premises free from rodents, insects and other pests. Tenant, at its sole cost, shall be responsible for any pests or other extermination services, which Landlord shall be entitled to request of Tenant from time to time. Tenant shall not burn any trash or garbage of any kind in or about the Demised Premises or the Property.

8.            Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations or the Lease.

9.            Tenant shall give Landlord notice of any defect in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Demised Premises as soon as reasonably possible after Tenant becomes aware of any such defect.

10.            Tenant shall not permit storage outside the Demised Premises, including without limitation, outside storage of trucks and other vehicles (except as provided for in Paragraph 5 above), or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Demised Premises.

11.            All moveable trash receptacles provided by the trash disposal firm for the Demised Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

12.            No auction, public or private, will be permitted on the Demised Premises or the Property.

13.            No awnings shall be placed over the windows in the Demised Premises except with the prior written consent of Landlord.

14.            The Demised Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Demised Premises.

15.            Tenant assumes full responsibility for protecting the Demised Premises from theft, robbery, pilferage, arson, vandalism or other destruction of property.

16.            Tenant shall not install or operate on the Demised Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Demised Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Demised Premises.

C-1

17.            All loading and unloading of goods, inventory and other property from the Demised Premises shall be made only through loading dock areas or areas designated by the Landlord for such purpose.

18.            Tenant shall keep the Demised Premises at a sufficient temperature to prevent freezing of water in pipes and fixtures. The plumbing facilities shall not be used for any purpose other than the Permitted Uses and only in a manner consistent with the construction thereof. Tenant shall not deposit or permit to be deposited any foreign substance in the plumbing facilities. Tenant shall bear the expense of any breakage, stoppage or damage resulting therefrom.

19.            Pets are not allowed in the Demised Premises without the written consent of Landlord.

C-2

EXHIBIT D

Hazardous Substances

***

D-1

EXHIBIT E

Commencement Date Certificate

This Commencement Date Certificate is made this ____ day of __________, 20__, between COLORADO INDUSTRIAL PORTFOLIO LLC, a Colorado limited liability company (“Landlord”), and SUREFIRE MEDICAL, INC., a Delaware corporation (“Tenant”), regarding that certain Lease of Space dated ____________________ (“Lease”), pertaining to the Demised Premises located at 6262 and 6272 W. 91st Avenue, Westminster, Colorado 80030.

Landlord and Tenant hereby confirm, as of the date hereof, the following:

1.            The Commencement Date of the Initial Lease Term is __________, 20__, and the expiration date of the Initial Lease Term is __________, 20__.

2.            Landlord has substantially completed all Tenant Improvements that Landlord is obligated to construct for the Demised Premises, and Tenant has accepted the Demised Premises. Landlord has paid or expended the entire amount of the Tenant Improvement Allowance, if any, and Landlord is not obligated to make any other payments with respect to the Tenant Improvements.

3.            The Lease is in full force and effect and has not been modified, altered or amended.

LANDLORD:

COLORADO INDUSTRIAL PORTFOLIO LLC, a Colorado limited liability company

By:
Name:
Title:

TENANT:

SUREFIRE MEDICAL, INC. a Delaware corporation

By:
Name:
Title:

E-1

AGENCY DISCLOSURE

(a)            Landlord and Landlord’s Broker have entered into a separate written agreement which sets forth the duties and obligations of Landlord and Landlord’s Broker. Landlord’s Broker is an agent for Landlord and not an agent for Tenant. Tenant is not vicariously liable for the acts of Landlord’s Broker, unless Tenant approves, directs or ratifies such acts.

(b)            Different brokerage relationships are available that include landlord’s agent, tenant’s agent or a transactional broker. The definitions of landlord’s agent and tenant’s agent promulgated by the Colorado Real Estate Commission are provided as follows: A landlord’s agent (i) works solely on behalf of the landlord to promote the interests of the landlord with the utmost good faith, loyalty and fidelity, (ii) negotiates on behalf of and acts as an advocate for the landlord, (iii) must disclose to potential tenants all adverse material facts actually known by the landlord’s agent about the property. A separate written listing agreement is required which sets forth the duties and obligations of the broker and the landlord. A tenant’s agent (i) works solely on behalf of the tenant to promote the interests of the tenant with the utmost good faith, loyalty and fidelity, (ii) negotiates on behalf of and acts as an advocate for the tenant, (iii) must disclose to potential landlords all adverse material facts actually known by the tenant’s agent, including the tenant’s financial ability to perform the terms of the transaction and, if a residential property, whether the tenant intends to occupy the property. A separate written tenant agency agreement is required which sets forth the duties and obligations of the broker and the tenant.

(c)            Tenant acknowledges its receipt of the foregoing disclosures by its execution of this Lease.

ADDENDUM TO LEASE OF SPACE

THIS ADDENDUM TO LEASE OF SPACE (“Addendum”) shall be a part of that certain Lease of Space, dated February 4, 2014 (the “Lease”) between COLORADO INDUSTRIAL PORTFOLIO LLC, a Colorado limited liability company (“Landlord”), and SUREFIRE MEDICAL, INC., a Delaware corporation (“Tenant”), pertaining to the Demised Premises commonly known as 6262 & 6272 W 91st Avenue, Westminster, Colorado 80030.

The following provisions shall be a part of the Lease and to the extent of any conflict between the terms of this Addendum and the terms of the Lease, the terms of this Addendum shall control. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease shall have the following additional terms:

1.            Confidentiality. The terms and conditions of the Lease constitute proprietary information of Landlord that Tenant covenants and agrees to keep strictly confidential. Tenant acknowledges that the disclosure of such information would adversely affect Landlord’s ability to negotiate other leases and impair Landlord’s relationship with other tenants. Tenant covenants and agrees that neither Tenant nor its employees or agents will directly or indirectly disclose the Basic Rent, financial terms or other terms and conditions of the Lease to any other tenant or prospective tenant of Landlord or any landlord related to Landlord, or to any other person or entity, other than (i) to Tenant’s, lenders, investors, potential acquirers, auditors, accountants, actual or proposed assignees or subtenants, brokers, attorneys, employees and agents who have a legitimate need to know such information (and who Tenant will also require to keep the same in confidence) and (ii) as may be required by applicable law or court order and (iii) in connection with any dispute, arbitration or litigation arising under this Lease. This provision will survive the expiration or earlier termination of the Lease.

2.            Early Occupancy. Tenant shall be entitled to early occupancy of the Demised Premises within one (1) business day after the execution of the Lease (subject to any delays beyond Landlord’s control) to allow Tenant to commence construction of the Tenant Improvements and preparation of the Demised Premises for its operations. In the event that Landlord has not delivered possession of the Demised Premises to Tenant within five (5) business days after the execution of the Lease (subject to any delays beyond Landlord’s control), then the Commencement Date of the Lease Term shall be delayed by one (1) day for each day of such delay in delivering possession of the Demised Premises to Tenant from and after such fifth (5th) business day, which shall be the sole and exclusive remedy of Tenant for any such delay, and shall be in lieu of any damages or other remedies. Tenant acknowledges and accepts the risk of such occupancy during the construction of the Tenant Improvements and releases and holds harmless Landlord from and against all injury to person or property whatsoever. During such period of early occupancy, Tenant’s possession of the Demised Premises shall be subject to all terms and conditions of the Lease, except that Tenant shall not be obligated to pay any Basic Rent, Taxes, Landlord’s Insurance or Common Facilities Charges until the Commencement Date of the Lease Term (provided that Tenant shall pay for all utility services and costs for the Demised Premises during such period of early occupancy in the event that Tenant operates its business from the Demised Premises during such period of early occupancy).

3.            Tenant Improvements. Tenant shall, at Tenant’s sole cost and expense (except as otherwise expressly provided in the Work Letter), construct the Tenant Improvements in accordance with and as defined in the Work Letter attached hereto. Landlord shall pay the costs of the Tenant Improvements up to the Tenant Improvement Allowance in accordance with and as defined in the Work Letter, and Tenant shall pay all costs of the Tenant Improvements in excess thereof in accordance with the Work Letter. At Landlord’s election by providing written notice thereof to Tenant at least six (6) months prior to the expiration or earlier termination of the Lease Term, Tenant shall, at or prior to the expiration or earlier termination of the Lease Term and at Tenant’s sole cost and expense, remove the Tenant Improvements (or portion thereof described in such written notice from Landlord) and repair any damage caused to the Demised Premises in connection therewith, without limiting Tenant’s other obligations under the Lease (including, without limitation, Section 4.3 and Section 7.1).

4.            Rent Abatement.

(a)            During the period commencing on May 1, 2014, and ending on September 30, 2014, Tenant shall not be required to pay to Landlord any Basic Rent for the Demised Premises (the “Full Rental Abatement”), as set forth in the Basic Rent schedule provided in the Summary. All other terms and conditions of the Lease shall remain in full force and effect during the period of the Full Rental Abatement. If there is a Default by Tenant under the Lease and such Default by Tenant is not cured within applicable notice and grace periods and Landlord exercises its right to terminate the Lease and repossess the Demised Premises as a result thereof (or, in the alternative, to repossess the Demises Premises without terminating the Lease), Tenant shall be liable to Landlord for the entire amount of the Basic Rent for the Full Rental Abatement (calculated at a rental rate of $6.50 per square foot of Floor Area of the Demised Premises per year), in addition to all other remedies and damages available to Landlord. Tenant shall continue to pay its Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges during the period of the Full Rental Abatement.

(b)            During the period commencing on October 1, 2014, and ending on April 30, 2016, Tenant shall not be required to pay to Landlord any Basic Rent for a portion of the Demised Premises consisting of 5,840 square feet of Floor Area (the “Partial Rental Abatement”) (so the Basic Rent calculations for October 1, 2014 through April 30, 2016 provided in the Basic Rent schedule in the Summary are based on 15,000 square feet of Floor Area). All other terms and conditions of the Lease shall remain in full force and effect during the period of the Partial Rental Abatement. If there is a Default by Tenant under the Lease and such Default by Tenant is not cured within applicable notice and grace periods and Landlord exercises its right to terminate the Lease and repossess the Demised Premises as a result thereof (or, in the alternative, to repossess the Demised Premises without terminating the Lease), Tenant shall be liable to Landlord for the entire amount of the Basic Rent for the Partial Rental Abatement (calculated at a rental rate of (i) $6.50 per square foot of Floor Area of the Demised Premises per year for October 1, 2014 through September 30, 2015 and (ii) $6.75 per square foot of Floor Area of the Demised Premises per year for October 1, 2015 through April 30, 2016), in addition to all other remedies and damages available to Landlord. Tenant shall continue to pay its Pro Rata Share of Taxes, Landlord’s Insurance and Common Facilities Charges during the period of the Partial Rental Abatement.

ADDENDUM-1

5.            Projected Common Facilities Charges. Landlord projects that Tenant’s Pro Rata Share of Additional Rent for Common Facilities Charges, Taxes, and Landlord’s Insurance shall be in the total amount of approximately $3.40 per square foot of Floor Area of the Demised Premises during the 2014 calendar year. Tenant acknowledges that such projection is only an estimate by Landlord and does not bind or otherwise limit Landlord from requiring Tenant to pay its entire Pro Rata Share of the actual amount of the Common Facilities Charges, Taxes, and Landlord’s Insurance.

6.            Limit on Operating Expenses. Tenant shall not be required to pay any portion of the Pro Rata Share of any Common Facilities Charges that exceed one hundred five percent (105%) of the maximum amount of the Common Facilities Charges for the prior calendar year calculated on a cumulative basis (“Cap on Charges”). Notwithstanding anything to the contrary, the foregoing Cap on Charges shall not include Taxes, Landlord’s Insurance, utilities, snow removal, management fees and any Common Facilities Charges which are not within the control of Landlord (as determined by Landlord), and Tenant shall pay its entire Pro Rata Share of such charges. In the event that the Demised Premises are expanded during the Lease Term, the maximum amount of the Common Facilities Charges used to calculate the Cap on Charges shall be reset in the Lease Year in which the expansion occurs in proportion to the increase in the size of the Floor Area of the Demised Premises. In the Floor Area of the Building is not fully occupied during any particular Lease Year, Landlord or its accountants may adjust those Common Facilities Charges which are affected by occupancy for the particular Lease Year to reflect 100% occupancy, which increased Common Facilities Charges shall not be subject to the Cap on Charges.

7.            Access. During the Lease Term, Tenant and its employees shall have access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week, subject to reasonable security restrictions which may be imposed by Landlord including, without limitation, a card key access system for access to the Building.

8.            Signage. Tenant shall be entitled to install and display a building exterior sign (the “Sign”) subject to the terms and conditions hereof. At least fifteen (15) days prior to the installation of the Sign, Tenant shall provide written notice to Landlord, including the plans, specifications, design and specific location of the Sign, which shall be subject to Landlord’s approval and compliance with all applicable laws. Tenant shall pay all costs of installing the Sign and all costs of maintenance and utilities for the Sign. Tenant shall remove the Sign prior to the termination of the Lease Term and repair any damage caused thereby in accordance with the terms and conditions of the Lease.

9.            Option to Extend. Landlord grants to Tenant the right to extend the Lease Term (“Extension Option”) for two (2) successive periods of five (5) years each (“Extension Term”), upon the following terms and conditions:

(a)            Tenant must exercise each Extension Option, if at all, by providing Landlord with written notice thereof at least six (6) months but not more than eighteen (18) months prior to the expiration date of the then-current Lease Term (“Extension Notice”). If Tenant does not provide Landlord with the Extension Notice as and when herein specified, the Extension Option shall terminate and be of no further force or effect. If Tenant exercises an Extension Option, the Lease Term shall be extended for an additional period of five (5) years upon the same terms and conditions as set forth in the Lease, except the Basic Rent and this Extension Option. The Basic Rent for such Extension Term shall be at ninety-five percent (95%) of the then-current “Market Rate” as defined below. An Extension Option may be exercised only once and once exercised, such Extension Option shall not be effective during any subsequent Extension Term.

(b)            The Extension Option shall apply to the entire Demised Premises, as amended or expanded as of the commencement date of each Extension Term, and may not be exercised as to only a portion of the Demised Premises. Upon exercise of an Extension Option, Landlord and Tenant shall enter into an amendment to the Lease memorializing the terms and conditions of the Lease during such Extension Term. If there is a Default by Tenant at any time between the date it exercises an Extension Option and the date upon which such Extension Term is to commence, then Landlord at its option may elect to treat the exercise of such Extension Option as ineffective in which case this Lease shall terminate upon expiration of the then-current Lease Term.

(c)            The Extension Option is personal to Tenant and in the event of any Transfer by Tenant (other than a Permitted Transferee or a sublease of all or substantially all of the Demised Premises), whether or not with the consent of Landlord, any Extension Options which have not been exercised as of the date of such Transfer shall automatically terminate.

(d)            The “Market Rate” means the rate at which Landlord under no compulsion to lease the Demised Premises and a tenant under no compulsion to renew a lease for the Demised Premises would determine as the rental (including initial monthly rental and rental increases) for the Extension Option, as of the commencement date of such Extension Term, taking into consideration the uses permitted under the Lease, the quality, size, design and location of the Demised Premises, and the rental for the renewal of leases for comparable space located in the vicinity. The Basic Rent shall be in addition to the Taxes, the Landlord’s Insurance and the Common Facilities Charges. The Market Rate shall take into consideration any tenant improvements, tenant improvement allowances, rental abatements, or other concessions or allowances that are then being offered by Landlord or other property owners; provided, however, that any such concessions or allowances shall be taken into consideration in determining the Market Rate for the Basic Rent.

ADDENDUM-2

(e)            If Tenant provides the Extension Notice, Landlord will notify Tenant of the Market Rate for the Extension Term (“Landlord’s Rate”) within twenty (20) days after receiving the Extension Notice. If Tenant does not agree that Landlord’s Rate is the Market Rate, Tenant shall provide written notice thereof to Landlord within ten (10) days after Landlord’s notice, indicating the rental rate that Tenant asserts as the Market Rate for the Extension Term (“Tenant’s Rate”). If Tenant fails to provide written notice within such ten (10) day period, Tenant shall be deemed to have accepted Landlord’s Rate as the Market Rate. If Tenant timely provides such notice, then each party shall, within ten (10) days after Landlord receives Tenant’s written notice of such dispute, designate by written notice to the other party one (1) licensed Colorado real estate broker with appropriate experience and of good reputation, having at least five (5) years of experience in the metropolitan Denver real estate market (“Broker(s)”). The two Brokers so designated shall together determine whether Landlord’s Rate or Tenant’s Rate is closest to the Market Rate for the space in question. Landlord and Tenant shall each require the Brokers to make such determination and report it in writing to Landlord and Tenant within twenty (20) days after such selection, and each party shall use its best efforts to secure such determination within such time period. If the two selected Brokers agree as to which rate is closest, the rate agreed to be the closest (either Landlord’s Rate or Tenant’s Rate) shall be deemed the effective rental rate. If the two selected Brokers fail to agree pursuant to this procedure, they shall together immediately select a third Broker who shall then (within ten (10) days of the Broker’s selection) determine which rate is closest to the Market Rate as determined by the third Broker. The third Broker shall notify Landlord and Tenant of the Broker’s determination and the rental rate selected shall be the Market Rate. Each party will pay the fee of the Broker selected by it and one-half (IA) of the fee of the third Broker.

(f)            Landlord and Tenant acknowledge that if in the future Landlord and Tenant enter into an amendment to the Lease providing for the extension of the Lease Term, then such extension shall be in substitution and replacement of one (1) of the Extension Terms hereunder, whether such extension is for a longer or shorter period, and irrespective of whether or not so specified in such amendment. In such event, Tenant shall have one less Extension Option hereunder.

10.          Expansion Option. Landlord grants the option to Tenant (“Expansion Option”) to lease the Expansion Space (as herein defined), upon the following terms and conditions:

(a)            The “Expansion Space” shall be any space in the Building located immediately adjacent to the Demised Premises.

(b)            In the event Landlord desires to accept a bona fide offer to lease the Expansion Space, Landlord shall provide written notice to Tenant (“Option Notice”) of the availability of such space, describing the portion of the Expansion Space that is available (“Notice Space”) and the Basic Rent, the Lease Term and the other terms and conditions provided in such offer. For a period of five (5) business days after the Option Notice, Tenant shall have the right to lease the entire portion of the Notice Space by providing written notice thereof to Landlord within such five (5) business day period. If Tenant exercises the Expansion Option, the Notice Space shall be added to the Demised Premises upon the commencement date specified in the Option Notice and upon the terms and conditions provided in the Option Notice and all other terms and conditions of the Lease. Tenant shall not be entitled to any tenant improvements to the Notice Space, abatement of rent, tenant concessions or other allowances unless expressly provided in the Option Notice. If Tenant fails to exercise the Expansion Option by providing written notice thereof to Landlord as and when herein specified, Landlord shall have the right to lease all or any portion of the Expansion Space to others and Tenant shall have no further Expansion Option with respect to any portion of the Expansion Space, provided that for a period of six (6) months thereafter if Landlord decides to lease the Notice Space for less than ninety percent (90%) of the rent specified in the Option Notice to such prospective tenant, Landlord shall re-issue the Option Notice (specifying such reduced rent) in accordance with this Section 10(b).

(c)            If Tenant exercises the Expansion Option with respect to the Notice Space, then Tenant shall retain an Expansion Option with respect to any portion of the Expansion Space which was not included in the Notice Space. Upon the exercise of any Expansion Option, Landlord and Tenant shall enter into an amendment to the Lease memorializing the terms and conditions of the lease of the Notice Space. If there is a Default by Tenant at any time between the time that the Option Notice is required under the Lease and the time of the commencement date of the Lease Term of any Notice Space, then at Landlord’s option the Expansion Option shall be null and void and of no further force or effect (so that no Option Notice shall be required).

(d)            The Expansion Option shall be subject to all currently existing leases for the Expansion Space and all currently existing options and rights of renewal, expansion, extension or refusal affecting the Expansion Space and contained in such leases. Therefore, Tenant shall have no option with regard to any portion of the Expansion Space which is currently leased or subject to a grant of any such options or rights by Landlord until termination or expiration of such lease and the lapse or expiration of any such options or rights.

(e)            The Expansion Option is personal to Tenant and in the event of any Transfer by Tenant (other than a Permitted Transferee or a sublease of all or substantially all of the Demised Premises), whether or not with the consent of Landlord, the Expansion Option shall automatically terminate and be of no further force or effect. This Expansion Option shall not be effective during any period that Tenant is a holdover tenant or a tenant at will or sufferance.

11.          Letter of Credit.

(a)            In addition to the cash deposit by Tenant for the Security Deposit as set forth in Section 2.5 of the Lease, Tenant shall deposit with Landlord, simultaneously with Tenant’s execution of the Lease, an original, clean, unconditional and irrevocable letter of credit issued by Silicon Valley Bank or other bank acceptable to Landlord, in its sole and absolute discretion (the “Letter of Credit”). The Letter of Credit shall provide that it shall automatically renew on an annual basis through a date not earlier than thirty (30) days after the expiration date of the Lease Term. The Letter of Credit shall be in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), which Letter of Credit shall be subject to Landlord’s approval as to form and content and shall be substantially in the form attached hereto as Addendum A-1 and incorporated herein by this reference. The Letter of Credit shall provide for written notice from the bank of any non-renewal to be sent directly to the Landlord at least thirty (30) days prior to such renewal date. The face amount of the Letter of Credit shall decline by fifty percent (50%) of the original face amount (or $125,000.00) on April 20, 2016, as long as no Default by Tenant shall occur under the Lease. In the event that a Default by Tenant has occurred on or before April 20, 2016 (whether or not such Default by Tenant shall have been declared and whether or not such Default by Tenant shall have been cured), the face amount of the Letter of Credit shall cease to decline for the balance of the Lease Term. Notwithstanding anything to the contrary, Landlord shall release the Letter of Credit to Tenant and Tenant shall no longer be required to maintain the Letter of Credit hereunder following September 30, 2017as long as no Default by Tenant has occurred under the Lease. In the event that a Default by Tenant has occurred on or before September 30, 2017 (whether or not such Default by Tenant shall have been declared and whether or not such Default by Tenant shall have been cured), Landlord shall not be required to release the Letter of Credit to Tenant and Tenant shall be required to continue to renew the Letter of Credit on an annual basis through a date not earlier than thirty (30) days after the expiration date of the Lease Term as provided above, written notice of which may be delivered to the issuing bank by Landlord.

ADDENDUM-3

(b)            Landlord shall have the right, from time to time, to draw down all or part of the Letter of Credit, at Landlord’s election following a Default by Tenant under the Lease or as otherwise provided in the Lease. The Letter of Credit shall be conditioned for payment solely upon presentation of the Letter of Credit and a sight draft. The proceeds of the Letter of Credit remaining after application of funds may be held by Landlord as a cash security deposit without interest accruing thereon and subject to being commingled with the security deposits of other tenants. Landlord shall also have the right to draw down the entire Letter of Credit in the event Landlord does not receive written notice that the date of expiry of the Letter of Credit will be extended by the issuing bank and Tenant fails to obtain and present to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit a substitute Letter of Credit. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof, then Tenant shall either restore all amounts drawn by Landlord or deposit with Landlord, within three (3) days after written notice from Landlord, an amount of cash sufficient to bring the balance of the cash then being held by Landlord under the terms hereof to the amount of the Security Deposit. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a Default by Tenant pursuant to the Lease. If claims of the Landlord exceed the amount of the Letter of Credit, Tenant shall remain liable for the balance of such claims.

(c)            Tenant hereby acknowledges that the security provided by the Letter of Credit is provided as a continuing material inducement to the Landlord, is provided as current and ongoing value to the Landlord, and constitutes an ongoing contemporaneous exchange for new value given for the Tenant’s tenancy throughout the Lease Term, as may be extended as provided in the Lease. Tenant agrees to cooperate with Landlord, at Tenant’s expense, to promptly execute and deliver to Landlord any and all modifications, amendments and replacements of the Letter of Credit as Landlord may reasonably request to carry out the provisions of this Paragraph.

(d)            Landlord may, without the prior consent of Tenant, transfer from time to time the Letter of Credit or substitute cash security deposit to a purchaser of Landlord’s interest in the Demised Premises or the Building in the event such interest is sold, and thereupon Landlord shall be discharged from further liability with respect to the Letter of Credit. Tenant acknowledges and agrees that it shall pay to Landlord on demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord’s sale or transfer of all or a portion of the Demised Premises or the Building; or (ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit.

(e)            The Letter of Credit shall be issued by a member of the New York Clearing House Association or a commercial bank or trust company satisfactory to Landlord, having banking offices at which the Letter of Credit may be drawn upon in the United States, and a net worth of not less than One Billion Dollars. If, following issuance of the Letter of Credit, (i) the net worth of the lending institution issuing the Letter of Credit shall at any time be less than One Billion Dollars, or (ii) the lending institution shall cease to operate, shall be declared insolvent by the Federal Deposit Insurance Corporation, or any successor thereto (the “FDIC”) or shall be placed into receivership by the FDIC, then in any of such events, Tenant shall deliver to Landlord within thirty (30) days after demand from Landlord a replacement Letter of Credit satisfying the requirements herein and issued by a lending institution acceptable to Landlord.

EXECUTED as of this 4th day of February, 2014.

LANDLORD:

COLORADO INDUSTRIAL PORTFOLIO LLC, a Colorado limited liability company

By:	/s/ David L. Johnson
Name:	David L. Johnson
Title:	Authorized Agent

ADDENDUM-4

TENANT:

SUREFIRE MEDICAL, INC. a Delaware corporation

By:	/s/ Robert Holburn
Name:	Robert Holburn
Title:	VP, CFO

ADDENDUM-5

ADDENDUM A-1

FORM OF LETTER OF CREDIT

IRREVOCABLE CLEAN LETTER OF CREDIT

DATE OF ISSUE: , 20	CREDIT NUMBER:
DATE AND PLACE OF EXPIRY:
☐ AT OUR COUNTERS

UP TO AN AGGREGATE AMOUNT OF USD                                                                                                                                        ($__________)

DEAR SIRS:

BY ORDER OF OUR CLIENT, ______________________________ , WE HEREBY OPEN OUR CLEAN IRREVOCABLE LETTER OF CREDIT NO. __________ IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE __________ HUNDRED THOUSAND __________ AND NO/100THS DOLLARS ($__________) EFFECTIVE IMMEDIATELY.

FUNDS UNDER THIS CREDIT ARE AVAILABLE TO YOU AGAINST YOUR DRAFT ON US MENTIONING THEREON ‘DRAWN UNDER __________ BANK, [CITY], [STATE], LETTER OF CREDIT NO. __________.

THIS LETTER OF CREDIT SHALL EXPIRE __________, 20__, HOWEVER, IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED, FROM TIME TO TIME, WITHOUT AMENDMENT, FOR ONE YEAR FROM THE EXPIRY DATE HEREOF AND FROM EACH AND EVERY FUTURE EXPIRY DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO ANY EXPIRY DATE WE SHALL NOTIFY YOU BY REGISTERED MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY OR IN ONE OR MORE PORTIONS TO ANY TRANSFEREE OR TRANSFEREES WHO SHALL BE IDENTIFIED IN YOUR WRITTEN TRANSFER REQUEST, ISSUED SUBSTANTIALLY IN THE FORM ATTACHED. UPON PRESENTATION OF YOUR WRITTEN TRANSFER REQUEST AND THIS LETTER OF CREDIT ACCOMPANIED BY OUR TRANSFER FEES IN THE AMOUNT OF USD $__________, WE SHALL FORTHWITH ISSUE OUR IRREVOCABLE ADVICE OF TRANSFER TO THE DESIGNATED TRANSFEREE OR TRANSFEREES FOR THE UNUSED PORTION HEREOF. EACH ADVICE OF TRANSFER ISSUED UPON SUCH TRANSFER MAY BE SUCCESSIVELY TRANSFERRED IN THE SAME MANNER.

WE HEREBY IRREVOCABLY ENGAGE WITH YOU THAT THOSE DRAFTS AND/OR DOCUMENTS DRAWN IN CONFORMITY WITH THE TERMS OF THIS CREDIT WILL BE FULLY HONORED ON PRESENTATION AT ANY OF OUR OFFICES IN THE UNITED STATES, AS DETERMINED BY BENEFICIARY IN ITS SOLE DISCRETION, TO: ____________________________________________.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

VERY TRULY YOURS,

By:		By:
	AUTHORIZED SIGNATURE		AUTHORIZED SIGNATURE

ADD A-1-1

ANNEX A

INSTRUCTIONS FOR TRANSFER OF LETTER OF CREDIT NO. __________

[Name of Bank]	Date: __________, 20__

We enclose the original Letter of Credit No.      __________ issued to us. As the beneficiary of the Letter of Credit, we hereby irrevocably transfer to:

[name of transferee]

[address]

all of our rights to draw up to an aggregate sum of $__________ under the Letter of Credit, subject to the same terms and conditions.

By this transfer, all of our rights in such Letter of Credit are transferred to the transferee [up to the amount above] and the transferee shall have the sole rights as beneficiary thereof. Any amendments hereafter made to the Letter of Credit need not be advised to or approved by us before being advised to the transferee.

Please notify the transferee, in such form as you deem appropriate, of the terms and conditions of the Credit as transferred, by ____________________ [indicate mail or special courier].

I hereby certify that I am duly authorized to execute this Instruction.

[NAME OF BENEFICIARY OF LOC]

By:
Name:
Title:

ANNEX-1

WORK LETTER

This Work Letter (“Work Letter”) shall be part of that certain Lease of Space dated February 4, 2014 (“Lease”, to which reference should be made for all terms not otherwise herein defined), between COLORADO INDUSTRIAL PORTFOLIO LLC, a Colorado limited liability company (“Landlord”), and SUREFIRE MEDICAL, INC., a Delaware corporation (“Tenant”), pertaining to the Demised Premises commonly known as 6262 & 6272 W 91st Avenue, Westminster, Colorado 80030.

1.            Preliminary Plans/Working Drawings.

(a)            Tenant shall have the right to competitively bid the Tenant Improvement construction with several mutually acceptable qualified contractors (at least three (3)) and to select the architect (“Architect”), general contractor, subcontractors, suppliers and other contractors in connection with the construction of the Tenant Improvements. Notwithstanding the foregoing, Landlord shall be entitled to reasonable approval rights on all contractors, subcontractors, engineers and construction managers and the form and substance of the written agreements with Tenant’s general contractor and architect; provided, however, that Landlord shall not be permitted to specify different subcontractors unless Landlord is willing to pay for any increased cost of its selection.

(b)            Landlord and Tenant shall consult and cooperate with each other as necessary to reach agreement regarding schematic designs, performance requirements and preliminary plans for the Tenant Improvements (“Preliminary Plans”). The Architect shall prepare the Preliminary Plans and provide the Preliminary Plans to Landlord and Tenant for approval. Landlord and Tenant shall review the Preliminary Plans and provide written notice to the Architect and the other party of any objection to the Preliminary Plans, specifying any changes required for such party’s approval. If Landlord does not provide written notice of objection within five (5) days after receipt of the Preliminary Plans, Landlord shall be deemed to have approved the Preliminary Plans.

(c)            Upon approval of the Preliminary Plans, Landlord and Tenant shall consult and cooperate with each other as necessary to reach agreement regarding the complete construction and engineering plans and specifications for the construction of the Tenant Improvements (the “Working Drawings”), including, without limitation, a budget for the cost of the construction of the Tenant Improvements (the “Budget”). The Working Drawings shall be prepared by the Architect and shall be an evolution and incorporation of the Preliminary Plans. The Architect shall provide the Working Drawings to Landlord and Tenant for approval. Landlord and Tenant shall review the Working Drawings and provide written notice to the Architect and the other party of any objection to the Working Drawings, specifying any changes required for such party’s approval of the Working Drawings. If Landlord does not provide written notice of objection within five (5) days after receipt of the Working Drawings, Landlord shall be deemed to have approved the Working Drawings.

(d)            In the event either party timely provides written notice of objection to the Preliminary Plans or the Working Drawings, then Landlord, Tenant and the Architect shall cooperate as necessary to reach agreement regarding any outstanding changes. The Architect shall prepare a revised draft of the Preliminary Plans or the Working Drawings, as the case may be, as soon as reasonably possible and submit a revised draft thereof to Landlord and Tenant for approval. The same procedures and deadlines for review and approval by Landlord and Tenant shall apply to the revised draft. Landlord’s approval of the Preliminary Plans or the Working Drawings shall not constitute any opinion or agreement by Landlord or impose any present or future liability or responsibility on Landlord, except as expressly herein set forth. Landlord shall not unreasonably withhold or condition its approval of the Preliminary Plans or Working Drawings.

2.            Building Permit. After approval by Landlord of the Working Drawings, Tenant shall submit the drawings to the appropriate governmental authority for plan review and issuance of a building permit and any other applicable governmental approvals. All permit and processing fees shall be paid by Tenant, subject to reimbursement from the Tenant Improvement Allowance. Tenant shall diligently pursue obtaining all such approvals and shall provide written updates to Landlord upon request from Landlord.

3.            Tenant Improvement Allowance. Except for the Tenant Improvement Allowance, Tenant shall be responsible, as to both cost and performance, for the Tenant Improvements. Landlord shall pay up to $217,569.60 (which is $10.44 per square foot of Floor Area of the Demised Premises) (“Tenant Improvement Allowance”) for the costs of the Tenant Improvements. Tenant shall pay for all costs of the Tenant Improvements in excess of the Tenant Improvement Allowance. Tenant shall have the right to use up to ten percent (10%) of the Tenant Improvement Allowance for built-in and movable furniture, telecommunication/computer cabling, and any other relocation related use desired by Tenant. In addition, at Tenant’s election, Tenant may apply any unused portion of the Tenant Improvement Allowance as a credit against Basic Rent under the Lease. Notwithstanding anything to the contrary in the Lease or this Work Letter, Landlord shall be responsible for: (a) remediation of Hazardous Substances in the Demised Premises to the extent expressly provided in Section 4.13 of the Lease; and (b) bringing any Common Facilities, any portions of the Building exterior to the Demised Premises, and any Building systems (except for HVAC serving the clean room in the Demised Premises) into compliance with applicable laws, including the ADA, to the extent expressly provided in Section 4.1 of the Lease (the “Excluded Work”). In the event that any applicable governmental authority requires Landlord to remediate any Hazardous Substances in order for Tenant to complete the construction of the Tenant Improvements (unless caused by Tenant or its agents, employees or contractors), Landlord may elect (in its sole discretion) by written notice to Tenant to (a) remediate such Hazardous Substances or (b) terminate the Lease, in which case Landlord shall reimburse Tenant for one-half (1/2) of the actual costs of the Tenant Improvements incurred by Tenant as of the date of such termination notice (not to exceed one-half (1/2) of the Tenant Improvement Allowance) within thirty (30) days after Tenant’s satisfaction of the requirements for disbursements provided in Section 4 below.

WORK LETTER-1

4.            Disbursements.

(a)            Tenant shall be entitled to disbursements from Landlord from time to time from the Tenant Improvement Allowance for payment of actual costs incurred by Tenant for the Tenant Improvements, including architectural and engineering services, the costs to obtain and install Tenant’s modular clean room and related systems and equipment, permitted fees and project management costs. Tenant shall provide written notice to Landlord at least thirty (30) days prior to the requested date of each such disbursement, which notice shall include a certified statement by the Architect, the general contractor and Tenant indicating the proposed date of such disbursement, the proposed amount of such disbursement and a list of the contractors, subcontractors and suppliers and the amounts to be paid to such persons from such disbursement, and a description of the work and supplies which have been furnished and completed by such persons for such disbursement. Such certified statement shall be in the form of an Application for Payment (AIA Forms G702 and G703) and shall contain such additional information as may be required by Landlord. At Tenant’s request, Landlord shall make disbursements of the Tenant Improvement Allowance directly to Tenant’s respective contractors, subcontractors and suppliers in accordance with Tenant’s instructions set forth in each written request for disbursement, which disbursement shall be made by Landlord at such time as the conditions for disbursements provided in this Work Letter have been satisfied. Tenant acknowledges and agrees that Landlord will be making such direct payments based on Tenant’s instructions and Landlord shall not be responsible for determining the timing or other requirements for any such payments. Notwithstanding the foregoing, Landlord may elect from time to time not to make any disbursement or portion thereof to any contractor, subcontractor or supplier directly in which case Landlord shall disburse funds therefor to Tenant (subject to satisfaction of the conditions for disbursement provided herein) and Tenant shall make such payments to such parties.

(b)            As a condition precedent to each disbursement, there shall be no Default by Tenant under the Lease and there shall be no mechanic’s lien recorded or asserted against Tenant or the Demised Premises with respect to the Tenant Improvements. As a condition precedent to each disbursement, Tenant shall furnish to Landlord, at least seven (7) days prior to such disbursement, mechanic’s lien waivers from the contractors, subcontractors and suppliers as to the payment, work and supplies relating to such disbursements made hereunder in a form and substance satisfactory to Landlord.

(c)            Tenant shall be required to pay for the portion of the cost of the Tenant Improvements in excess of the Tenant Improvement Allowance (including, without limitation, as a result of any delay in construction of the Tenant Improvements caused by Tenant or Tenant’s Agents and/or any changes to the Tenant Improvements required by any governmental authority). If the Budget indicates that the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, then, with respect to each disbursement of the Tenant Improvement Allowance, Landlord’s obligation with respect to such disbursement shall be limited to a percentage of the amount requested equal to the amount of the Tenant Improvement Allowance specified in Section 3 above divided by the amount of the Budget, and, Tenant shall pay the remainder of the amount requested as a condition precedent to Landlord’s obligation to make its disbursement.

(d)            Upon full satisfaction by Tenant of all conditions required under this Work Letter for each disbursement and approval thereof by Landlord, Landlord shall pay to Tenant ninety percent (90%) of the amount calculated pursuant to Section 4(c) above until the Final Disbursement (as herein defined). All requests for disbursements (including the Final Disbursement) must be provided to Landlord with all work complete and all other conditions for such disbursement satisfied prior to the first anniversary of the Commencement Date of the Lease Term, and any undisbursed portion, less any pending requests, shall be forfeited without payment, refund, credit or reduction. Notwithstanding the foregoing, if Tenant’s construction contract specifies a 10% withholding, then the withholding provided in Tenant’s construction contract shall be the same withholding held by Landlord hereunder and Landlord shall pay 100% of the amount of amount calculated pursuant to Section 4(c) above (subject to the remaining requirements of this Section 4.

(e)            Except as otherwise expressly provided herein, the Tenant Improvement Allowance shall not include reimbursement of any of Tenant’s trade fixtures, other fixtures not permanently attached to the Demised Premises, and other portable machinery and equipment, furniture, furnishings, merchandise and other miscellaneous movable personal property placed or installed by Tenant in the Demised Premises.

5.            Final Disbursement. At such time as Landlord determines that Tenant has satisfied the following requirements, the remaining balance of the Tenant Improvement Allowance shall be disbursed by Landlord (the “Final Disbursement”): (a) the Tenant Improvements have been fully completed by Tenant in accordance with Section 13 of this Work Letter (including, without limitation, obtaining a final certificate of occupancy); (b) there are no outstanding amounts owed for the Tenant Improvements, other than as contained in the final draw request submitted by Tenant; (c) Tenant has fully completed all punchlist items in accordance with Section 15 of this Work Letter; (d) Tenant has assigned and delivered to Landlord all warranties, (e) Tenant has delivered to Landlord a copy of all maintenance and operating manuals; (f) Tenant has delivered to Landlord a set of field record drawings and specifications reflecting as-built conditions; and (g) Tenant has otherwise complied with all other conditions precedent to draws under Section 4 and otherwise under this Work Letter.

6.            General Conditions. Tenant’s construction of the Tenant Improvements shall comply with the following general requirements, all of which shall be conditions to each disbursement:

(a)            Tenant shall disclose all costs paid to affiliates of Tenant.

(b)            Tenant and its contractors shall maintain liability, builder’s risk and worker’s compensation insurance with a deductible of not more than $10,000 per occurrence, and such other customary insurance coverage as reasonably required by Landlord by providing written notice thereof to Tenant before Tenant commences its bidding process for its contractors for the Tenant Improvements.

(c)            The construction of the Tenant Improvements shall comply in all respects with all applicable federal, state and local laws, ordinances and codes. Tenant shall be responsible for all compliance with the Americans With Disabilities Act (the “ADA”) relating to or arising as a result of the Tenant Improvements (which shall be addressed in the Working Drawings for the Tenant Improvements).

WORK LETTER-2

(d)            Tenant shall cause its contractors, and major subcontractors and suppliers to provide warranties for a period of not less than one (1) year against defects and workmanship, materials or supplies. Tenant shall promptly assign to Landlord, on a non-exclusive basis, all manufacturers’ or other warranties obtained as a part of the Tenant Improvements.

(e)            Tenant shall maintain the Demised Premises and all surrounding areas in a clean and orderly condition during the construction of the Tenant Improvements. Tenant shall not drain or discharge water onto or divert water from any portion of the Property or any adjacent lands. A construction fence shall be erected by Tenant’s contractor in a location acceptable to Landlord and maintained in a good condition during all phases of construction of the Tenant Improvements.

(f)            Tenant shall coordinate its construction activities with Landlord and Landlord’s contractors to avoid disruption to any other construction on the Property or the utility and other operations serving the Property. Storage of Tenant’s contractor’s construction materials, tools, equipment and debris shall be confined to the Demised Premises and to any areas which may be designated for such purpose by Landlord. During construction of the Tenant Improvements, Tenant shall cover all exterior glass so that the interior of the Demised Premises is not visible from the exterior of the Demised Premises. No work will be done to the exterior of the Demised Premises without Landlord’s prior written approval.

(g)            Landlord shall provide and pay for all utility services, facilities and other costs for the Demised Premises during construction of the Tenant Improvements. Tenant shall provide and pay for the removal of debris as necessary and required in connection with the construction of the Tenant Improvements. Tenant shall not enter into any contract or agreement with any governmental or quasi-governmental authority with reference to any utilities, sewer lines, water lines, street improvements or similar matters, without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion.

7.            Inspection. During construction of the Tenant Improvements, Landlord and its supervisory personnel and contractors shall be entitled to enter the Demised Premises from time to time, without notice to Tenant, to inspect the construction of the Tenant Improvements. Landlord’s review of the Tenant Improvements shall be limited to a determination of Tenant’s compliance with its obligations under this Work Letter and shall not constitute a review of the quality, completeness, safety or legal compliance of the Tenant Improvements. Neither Landlord’s approval of the Preliminary Plans, the Working Drawings or any application for payment, nor Landlord’s inspection of the Tenant Improvements shall constitute any representation or warranty, or an assumption of responsibility by Landlord for the accuracy, sufficiency or condition of the Tenant Improvements. Tenant acknowledges that Tenant shall be solely and entirely responsible for ensuring that the Preliminary Plans and the Working Drawings are in conformity with applicable governmental codes, regulations, rules and other laws, and that the Tenant Improvements shall be suitable for Tenant’s intended purpose. Tenant shall be solely responsible for the accuracy, sufficiency and condition of the Tenant Improvements.

8.            Commencement of Construction. Tenant shall construct the tenant improvements for the Demised Premises in accordance with the Working Drawings (the “Tenant Improvements”). As part of the Tenant Improvements, Tenant shall enclose the dock area serving the Demised Premises with drywall and remove the walls in the “bunker room” of the Demised Premises. Tenant shall commence construction of the Tenant Improvements upon the occurrence of the following events: approval of the Working Drawings by Landlord and Tenant; and issuance of the building permit and all other government approvals required for the construction of the Tenant Improvements. Tenant shall complete construction of the Tenant Improvements with reasonable diligence. Landlord shall pay up to the amount of the Tenant Improvement Allowance and Tenant shall pay all costs of the Tenant Improvements in excess thereof.

9.            Delays. If any changes are required by any governmental authority which results in an increase in the cost of the Tenant Improvements in excess of the Tenant Improvement Allowance, then Tenant shall provide written notice thereof to Landlord.

10.            Change Orders. Subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant may request changes in the Tenant Improvements but if Landlord incurs any additional costs as a result of such change order which causes the cost of the Tenant Improvements to exceed the Tenant Improvement Allowance, Tenant shall pay all such additional costs. Tenant shall not construct the Tenant Improvements in accordance with any change order until Landlord has approved such change order in writing.

11.          Governmental Requirements. If any changes to the Tenant Improvements are required by any applicable governmental authority including, without limitation, any county or municipal planning or building department, then Landlord and Tenant agree to modify the Working Drawings and the Tenant Improvements to either eliminate or comply with the government requirement.

12.          Management and Planning. Landlord shall charge a construction management fee to compensate Landlord for the administering Landlord’s obligations in connection with construction of the Tenant Improvements. The construction management fee shall be in the amount of five percent (5%) of the amount of the Tenant Improvement Allowance, which fee may be disbursed by Landlord from the Tenant Improvement Allowance. Landlord shall pay up to $3,126.00 for Tenant’s space planning design, which shall be part of the Tenant Improvement Allowance and in addition to the amount provided in Section 3 above. All other costs for space planning design, architectural and engineering services for the Tenant Improvements (including without limitation, the Preliminary Plans and the Working Drawings) shall be included in the costs of the Tenant Improvements and may be disbursed by Landlord from the Tenant Improvement Allowance.

WORK LETTER-3

13.           Completion of Tenant Improvements. A statement from the Architect certifying the date upon which the Tenant Improvements have been fully completed shall be conclusive evidence of the completion thereof. The Tenant Improvements shall be deemed to have been complete when (i) the Tenant Improvements are fully complete and properly operable (except for customary punch list items) by execution of Certificate of Completion (MA Form G704) certified by the Architect, the general contractor and Tenant, and approved by Landlord, and (ii) Tenant has obtained a final certificate of occupancy from the applicable governmental authority. The Commencement Date of the Lease Term and the commencement of Tenant’s obligation to pay rentals due under the Lease shall be upon the date specified as the Commencement Date in the Summary (as provided in Section 3.1 of the Lease), irrespective of whether or not the Tenant Improvements are complete. Within seven (7) days after a request by either party, Landlord and Tenant shall execute and deliver to each other a copy of the Commencement Date Certificate attached as Exhibit E to the Lease, with the Commencement Date of the Lease Term and all other applicable information completed. In no event shall the Lease Term be delayed if there is any delay in the completion of the Tenant Improvements as a result of any special equipment, fixtures or materials, changes, alterations, or additions requested by Tenant, any delay of Tenant or Tenant’s Agents in submitting information or taking other action necessary or appropriate for the preparation and completion of the Working Drawings or the Tenant Improvements, the failure of Tenant to timely approve or agree to any matter required for the completion of the Tenant Improvements, any delay by Tenant in making any payment to Landlord or any other party required pursuant to the terms of this Work Letter, any delay caused by force majeure, any delay caused by any governmental or quasi-governmental authority, associations or other third parties, any delay caused by Tenant, Tenant’s Agents, the Architect or any contractors, subcontractors or suppliers, or any party other than Landlord. Notwithstanding the foregoing, the Commencement Date shall be delayed by one (1) day for each day that completion of the Tenant Improvements is delayed beyond May 1, 2014 (despite Tenant’s commercially reasonable efforts to proceed therewith) by the following (each a “Landlord Delay”): (i) Landlord’s failure to approve or respond to any matters concerning the construction of the Tenant Improvements in the time periods required by this Work Letter (if no time period for Landlord’s approval or response is specified in this Work Letter, then Landlord shall respond or approve within five (5) business days); (ii) Landlord’s breach of the Lease or this Work Letter after applicable notice and cure periods; and (iii) Landlord’s performance of the Excluded Work.

14.          Assumption of Risk. All materials, work, equipment, supplies and Tenant Improvements of any nature whatsoever brought on or installed in the Demised Premises hereunder shall be at Tenant’s sole risk. Neither Landlord nor any party acting on behalf of Landlord shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, except as a result of Landlord’s gross negligence or willful misconduct.

15.          Punch List. Notwithstanding substantial completion of the Tenant Improvements by Tenant, Landlord shall be entitled to provide Tenant with written notice within thirty (30) days after the Commencement Date of the Lease Term of a punch list of minor items which are required for completion of the Tenant Improvements. Tenant shall complete all such punch list items as soon as reasonably possible after receipt of Landlord’s notice.

16.          Tenant’s Representative. Tenant shall designate a person to serve as the sole representative of Tenant with respect to all approvals, consents and other matters set forth in this Work Letter, subject to Landlord’s reasonable approval of such representative. Tenant represents and warrants that such representative shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant shall not change such representative except upon prior written notice and approval by Landlord.

DATED this 4th day of February, 2014.

LANDLORD:

COLORADO INDUSTRIAL PORTFOLIO LLC, a Colorado limited liability company

By:	/s/ David L. Johnson
Name:	David L. Johnson
Title:	Authorized Agent

TENANT:

SUREFIRE MEDICAL, INC. a Delaware corporation

By:	/s/ Robert Holburn
Name:	Robert Holburn
Title:	VP, CFO

WORK LETTER-4

January 2, 2019

Anthony Scalese

Chief Financial Officer

6252 W. 91st Avenue

Westminster, CO 80030

RE: Lease Renewal at Business Center at Westminster

Dear Anthony:

Please find enclosed one (1) original First Amendment to Lease for your space located at 6262 and 6272 W. 91St Avenue in Westminster, CO 80031.

Please feel free to reach out to me directly if you have any questions. Thank you.

Sincerely,

/s/ Miah Sack
Miah Sack
Asset Manager

Enclosures

FIRST AMENDMENT TO LEASE OF SPACE

This First Amendment to Lease of Space (“Amendment”) is made this 23rd day of October, 2018, between CIP Owner LLC, a Delaware limited liability company (“Landlord”), as successor in interest to Colorado Industrial Portfolio LLC, a Colorado limited liability company, and Surefire Medical, Inc., a Delaware corporation (“Tenant”).

WHEREAS, Landlord or its predecessor-in-interest and Tenant entered into a Lease of Space, dated February 4, 2014, (the “Lease.” to which reference should be made for all terms not otherwise herein defined), pertaining to the Demised Premises commonly known as 6262 & 6272 W. 91st Avenue, in Westminster, Colorado 80031, consisting of approximately 20,840 square feet.

WHEREAS, Landlord and Tenant desire to enter into this Amendment to provide for an extension of the Lease Term and other terms, as more fully herein set forth.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Lease Term. The Lease Term is hereby extended for an additional period of seven (7) years, three (3) months, commencing on October 1, 2019 and ending on December 31, 2026 (“Extended Lease Term”). All terms and conditions of the Lease shall continue to apply during the Extended Lease Term, as herein modified. Landlord and Tenant acknowledge that the Extended Lease Term is not made in substitution of Tenant’s Extension Options provided for in Section 9 of the Addendum to the Lease, and Tenant has two (2) Extension Options for five (5) years each as more fully provided therein. Landlord acknowledges and agrees that Tenant may do business as or otherwise operate in the Demised Premises under the trade name “TriSalus Life Sciences” and that Tenant, at its sole cost and expense, may replace its existing Building exterior signage and entrance door signage with such name and new logo, subject to the terms and conditions of Section 8 of the Addendum to the Lease.

2.            Basic Rent. Tenant shall pay Basic Rent during the Extended Lease Term in the following amounts during the following time periods:

Period	Rental Rate	Monthly Basic Rent
10/01/19-12/31/19	$0.00/SF/Yr/NNN	$0.00/Mo
01/01/20-12/31/20	$8.50/SF/Yr/NNN	$14,761.67/Mo
01/01/21-12/31/21	$8.76/SF/Yr/NNN	$15,204.52/Mo
01/01/22-12/31/22	$9.02/SF/Yr/NNN	$15,660.65/Mo
01/01/23-12/31/23	$9.29/SF/Yr/NNN	$16,130.47/Mo
01/01/24-12/31/24	$9.57/SF/Yr/NNN	$16,614.39/Mo
01/01/25-12/31/25	$9.85/SF/Yr/NNN	$17,112.82/Mo
01/01/26-12/31/26	$10.15/SF/Yr/NNN	$17,626.20/Mo

During the Extended Lease Term, Tenant shall continue to pay Tenant’s Pro Rata Share (17.02%) of Common Facilities Charges, Taxes and Landlord’s Insurance, in addition to Basic Rent as provided above.

3.            Letter of Credit. Tenant and Landlord acknowledge that Tenant is no longer required to maintain the Letter of Credit, as provided in Section 11 of the Addendum to Lease of Space. Concurrently with its execution of this Amendment, Landlord shall return the Letter of Credit to Tenant.

4.            Expansion Option. The Expansion Option as provided in Section 10 of the Addendum to Lease of Space shall remain in full force and effect during the Extended Lease Term.

5.            Tenant Improvement Allowance.

(a)            Tenant shall accept the Demised Premises in its “as-is” condition. Tenant shall be entitled to construct improvements to the Demised Premises (“Tenant Improvements”), subject to the terms and conditions provided in this Amendment. Tenant’s construction of the Tenant Improvements shall be subject to Landlord’s reasonable approval of the plans and specifications therefor (and any change orders). Tenant shall utilize Landlord’s construction management team to oversee and manage the design and construction process for the Tenant Improvements; provided, that Landlord shall not charge any construction management, administration or similar fee in connection with the Tenant Improvements. Tenant shall construct the Tenant Improvements in a good and workmanlike manner, using new materials and in all respects in accordance with federal, state and local laws, ordinances and codes and the terms and conditions of the Lease. Tenant shall be responsible for obtaining all building permits and other governmental approvals required for the construction of the Tenant Improvements. Notwithstanding anything to the contrary, no delay in construction of the Tenant Improvements shall delay the Commencement Date of the Lease Term or Tenant’s obligation to pay rent for the Demised Premises.

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(b)            Landlord shall pay up to two hundred eighteen thousand, eight hundred twenty and 00/100 Dollars ($10.50 per square foot of Floor Area of the Demised Premises) (“Tenant Improvement Allowance”) towards the cost of the Tenant Improvements and Tenant shall pay all other costs and expenses of the Tenant Improvements. Landlord shall disburse the Tenant Improvement Allowance to Tenant at such time as Landlord determines that Tenant has satisfied the following requirements: (i) the Tenant Improvements have been fully completed by Tenant (including, without limitation, obtaining a Certificate of Completion (AIA Form 0704) certified by the general contractor and Tenant, and issuance of a final certificate of occupancy from the applicable governmental authority); (ii) Tenant shall provide written notice to Landlord at least thirty (30) days prior to the requested date of such disbursement; (iii) there shall have been no Default by Tenant under the Lease and there shall have been no mechanic’s lien recorded or asserted against Tenant or the Demised Premises with respect to the Tenant Improvements; (iv) Tenant shall have furnished to Landlord mechanic’s lien waivers from the contractors, subcontractors and suppliers as to the payment, work and supplies related to the Tenant Improvements, in form and substance satisfactory to Landlord; and (v) Tenant has delivered to Landlord a set of field record drawings and specifications reflecting as-built conditions. Tenant shall not be entitled to any refund, credit or reduction in Basic Rent or other compensation in the event the cost of the Tenant Improvements are less than the Tenant Improvement Allowance or Tenant fails to qualify to use the entire Tenant Improvement Allowance hereunder. Tenant shall pay for all utility services and costs for the Demised Premises during Tenant’s construction of the Tenant Improvements. Tenant’s request for disbursement of the Tenant Improvement Allowance must be provided to Landlord with all work complete and all other conditions for such disbursement satisfied prior to October 1, 2020, and any undisbursed portion, less any pending requests, shall be forfeited without payment, refund, credit or reduction. At Landlord’s request (from time to time), Tenant shall provide to Landlord during construction of the Tenant Improvements the costs of the Tenant Improvements incurred by Tenant as of the date of such request. Upon substantial completion of the Tenant Improvements and if applicable to the scope of work, Tenant shall deliver to Landlord a Certificate of Completion (AIA Form G704) (as provided above), together with a written statement of the total costs of the Tenant Improvements (including any tenant improvement allowance paid by Landlord), each certified to Landlord by the general contractor and Tenant. To the extent the Tenant Improvements consist of only painting and carpeting, Tenant shall not be required to comply with the requirements of clause (v) in this Section or deliver Landlord a Certificate of Completion (AIA Form 0704). Notwithstanding anything to the contrary in the Lease or this Amendment, Tenant shall not be responsible for and the Tenant Improvement Allowance shall not be used for Excluded Work (as defined in Section 3 of the Work Letter attached to the Lease).

6.            Utilities. Tenant shall cooperate with Landlord, at no cost or expense to Tenant, in connection with all benchmarking, rating, reporting and other requirements of Landlord under any energy efficiency programs including, without limitation, providing Landlord with access to the Demised Premises to perform any required lighting upgrades and/or retrocommissioning (as determined by Landlord in its sole discretion) and providing Landlord with information and reports regarding Tenant’s energy and other utility usage in the Demised Premises as requested by Landlord from time to time. Tenant acknowledges and agrees that Landlord may be required to disclose energy and other utility usage data for the Building (including the Demised Premises) to governmental authorities and such data may be made available to the public. All costs and expenses incurred by Landlord in connection with energy efficiency programs shall be a part of Common Facilities Charges, to the extent properly includable therein pursuant to the Lease.

7.            Confidentiality. The terms and conditions of the Lease (as herein amended) constitute proprietary information of Landlord that Tenant covenants and agrees to keep strictly confidential. Tenant acknowledges that the disclosure of such information would adversely affect Landlord’s ability to negotiate other leases and impair Landlord’s relationship with other tenants. Tenant covenants and agrees that neither Tenant nor its employees or agents will directly or indirectly disclose the Basic Rent, financial terms or other terms and conditions of the Lease to any other tenant or prospective tenant of Landlord or any landlord related to Landlord, or to any other person or entity, other than (i) to Tenant’s lenders, investors, potential acquirers, auditors, accountants, actual or proposed assignees or subtenants, brokers, attorneys, employees and agents who have a legitimate need to know such information (and who Tenant will also require to keep the same in confidence) and (ii) as may be required by applicable law or court order and (iii) in connection with any dispute, arbitration or litigation arising under the Lease. This provision will survive the expiration or earlier termination of the Lease.

8.            Force and Effect. As herein modified, the Lease shall remain in full force and effect in accordance with the terms and conditions thereof. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.            Counterparts/Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the binding and enforceable agreement of the parties hereto. This Amendment may be executed and delivered by a party by facsimile or email transmission, which transmission copy shall be considered an original and shall be binding and enforceable against such party. Landlord and Tenant acknowledge and agree that electronic signatures used for the execution of this Amendment shall be valid, binding and enforceable against such party.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:

CIP Owner LLC,
a Delaware limited liability company

By:	CIP Mezzanine Borrower LLC,
a Delaware limited liability company,
Its Sole Member and Manager

By:	Colorado Industrial Portfolio LLC,
a Colorado limited liability company,
Its Sole Member and Manager

By:	/s/ David L. Johnson
David L. Johnson, Authorized Agent

TENANT:

Surefire Medical, Inc.,
a Delaware corporation

By:	/s/ Anthony Scalese
Name:	Anthony Scalese
Title:	CFO

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BROKERAGE DISCLOSURE

(a)            Landlord is represented by Etkin Johnson Real Estate Partners LLC, which is acting as Landlord’s agent (defined below) (“Landlord’s Broker”). Landlord and Landlord’s Broker have entered into a separate written agreement which sets forth the duties and obligations of Landlord and Landlord’s Broker. Tenant is represented by CBRE, which is acting as Tenant’s agent (defined below) (“Tenant’s Broker”). Tenant and Tenant’s Broker have entered into a separate written agreement which sets forth the duties and obligations of Tenant and Tenant’s Broker. Landlord’s Broker is an agent for Landlord and not an agent for Tenant. Tenant is not vicariously liable for the acts of Landlord’s Broker, unless Tenant approves, directs or ratifies such acts. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent or person claiming by, through or under Tenant with respect to this Amendment or the negotiation thereof, whether or not meritorious, other than Tenant’s Broker.

(b)            Different brokerage relationships are available that include landlord’s agent, tenant’s agent or a transactional broker. The definitions of landlord’s agent and tenant’s agent promulgated by the Colorado Real Estate Commission are provided as follows: A landlord’s agent (i) works solely on behalf of the landlord to promote the interests of the landlord with the utmost good faith, loyalty and fidelity, (ii) negotiates on behalf of and acts as an advocate for the landlord, (iii) must disclose to potential tenants all adverse material facts actually known by the landlord’s agent about the property. A separate written listing agreement is required which sets forth the duties and obligations of the broker and the landlord. A tenant’s agent (i) works solely on behalf of the tenant to promote the interests of the tenant with the utmost good faith, loyalty and fidelity, (ii) negotiates on behalf of and acts as an advocate for the tenant, (iii) must disclose to potential landlords all adverse material facts actually known by the tenant’s agent, including the tenant’s financial ability to perform the terms of the transaction and, if a residential property, whether the tenant intends to occupy the property. A separate written tenant agency agreement is required which sets forth the duties and obligations of the broker and the tenant.

(c)            Tenant acknowledges its receipt of the foregoing disclosures by its execution of this Amendment.

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